                                                                   EXHIBIT 10.27


                                LEASE AGREEMENT



                                    between



                            U.S. 41 & I 285 COMPANY


                                  as Landlord

                                      and

                         HARRY'S FARMERS MARKETS, INC.

                                   as Tenant

                              for premises located
                                     in the
                                 County of Cobb
                                State of Georgia



ATTORNEYS FOR LANDLORD:

ALTMAN, KRITZER & LEVICK
6400 Powers Ferry Road N.W.
Suite 224
Atlanta, Georgia 30339

Telephone:  (404) 955-3555

                               TABLE OF CONTENTS
                               -----------------


                                                       PAGE
                                                       ----

Article I        Certain Lease Provisions.............  1

Article II       Certain Defined Terms................  3

Article III      Premises.............................  6

Article IV       Term.................................  7

Article V        Rent.................................  7

Article VI       Construction.........................  8

Article VII      Use and Operation....................  9

Article VIII     Indemnity and Insurance.............. 10

Article IX       Fire and Other Casualties............ 12

Article X        Repairs and Alterations.............. 14

Article XI       Condemnation......................... 15

Article XII      Common Areas......................... 15

Article XIII     Assignment and Subletting............ 16

Article XIV      Tenant's Additional Agreements....... 17

Article XV       Percentage Rent and Security Deposit. 19

Article XVI      Utilities............................ 20

Article XVII     Additional Charges................... 20

Article XVIII    Defaults and Remedies................ 22

Article XIX      Surrender of Premises................ 23

Article XX       Subordination........................ 24

Article XXI      General Provisions................... 24

Exhibit A        Site Plan

Exhibit B        Legal Description

Exhibit C        Description of Landlord's Work, Description of
                  Tenant's Work Procedure of Tenant's Drawings

Exhibit D        Description of Tenant's Work

Exhibit E        Sign Criteria

Exhibit F        Procedure for Tenants Drawings

                                     LEASE
                                     -----

          THIS LEASE AGREEMENT, made this 6th day of February, 1997 by and between U.S. 41 AND I 285 COMPANY, a New York general partnership, whose address is c/o Mall Properties, Inc., 654 Madison Avenue, New York, New York 10021 (hereinafter referred to as the "Landlord") and HARRY'S FARMERS MARKETS, INC., a Georgia corporation, having an office at 1180 Upper Hembree Road, Roswell, Georgia 30076 (hereinafter referred to as the "Tenant").


                              W I T N E S S E T H:
                              -------------------

          In consideration of the rents and covenants to be paid and performed by Tenant, Landlord does hereby lease to Tenant, and Tenant does hereby hire from Landlord, the premises hereinafter described, located in the County of Cobb, State of Georgia, upon the terms and conditions hereinafter set forth:


                                   ARTICLE I
                                   ---------
                            CERTAIN LEASE PROVISIONS
                            ------------------------

          (a) PREMISES: As shown on Exhibit A, containing approximately 29,967 square feet of Floor Area. The Premises is also known as 2939 Cobb Parkway under the present system of numbering streets in Cobb County, Georgia. Except as hereinafter specifically provided, the Premises is leased to Tenant pursuant to the terms of this Lease in "AS IS", "WHERE IS" condition, and Tenant hereby accepts the Premises on such terms.

          (b) (i) TERM: Ten (10) years, together with two (2)-five (5) year extension options (See Article IV).

               (ii) COMMENCEMENT DATE:  The date upon which Landlord delivers possession of the Premises to Tenant in accordance with the terms of this Lease.

          (c) (i) FIXED MINIMUM RENT: The Fixed Minimum Rent shall be payable in equal monthly installments in advance beginning on the first day of the calendar month following the month in which the Commencement Date occurs (unless the Commencement Date falls on the first day of the month, in which case the Fixed Minimum Rent shall be payable on such first day) and continue thereafter for the entire term of the Lease. The first month's rent shall include all rent which has accrued from the Commencement Date. The Fixed Minimum Rent shall be as follows:

                Lease Year     Monthly Rent   Annual Rent     Rent per s/f
                ----------     ------------   -----------     ------------
                     1          $10,416.67    $125,000.00       $ 4.17
                     2          $20,833.33    $250,000.00       $ 8.34
                     3          $25,000.00    $300,000.00       $10.01
                    4-5         $27,125.00    $325,500.00       $10.86
                    6-8         $28,958.33    $347,500.00       $11.60
                   9-10         $29,708.33    $356,500.00       $11.90

             Lease Year        Monthly Rent   Annual Rent    Rent per s/f
       --------------------    ------------   -----------    ------------
       Extension Term 11-15     $33,125.00    $397,500.00       $13.26
               16-20            $36,926.67    $443,120.00       $14.79

          (ii) MERCHANTS' ASSOCIATION CHARGE:  [Intentionally omitted].

          (d) PERCENTAGE RENT RATE: One percent (1%) of Gross Sales in excess of a Gross Sales of $8,500,000.00 in each Lease Year (See Article
               15)

          (e)  TENANT'S PRO RATA SHARE:  (See Section 2.1(n)).

          (f) COMMON AREA CHARGE: Tenant's Pro Rata Share of the Common Area Gross Costs. Landlord estimates, without any representation or warranty but in good faith based on Landlord's experience with the Shopping Center (as hereinafter defined), that Tenant's Common Area Charge for the first Lease Year (it being understood and agreed that the first six (6) months of the Term shall be free of any Common Area Charge to Tenant) will be approximately $1.00 per square foot. (See Section 12.3).

          (g) TAX RENT: Tenant's Pro Rata Share of Taxes. Landlord estimates, without any representation or warranty but in good faith based on Landlord's experience with the Shopping Center, that Tenant's Pro Rata Share of Taxes for the first Lease Year will be approximately $1.04 per square foot. (See Section 17.2).

          (h) INSURANCE CHARGE: Tenant's Pro Rata Share of the insurance premiums. Landlord estimates, without any representation or warranty but in good faith based on Landlord's experience with the Shopping Center, that Tenant's Pro Rata Share of the insurance premiums for the first Lease Year will be approximately $0.05 per square foot. (See Section 17.3).

          (i) (i) PERMITTED USES: For the operation of a typical retail "Harry's In A Hurry" grocery and food store, including the preparation (on or off the Premises), sale and consumption of hot and cold prepared foods and beverages (provided however that the sale of beer and wine shall be only for off-premises consumption), and for such other incidental items as are sold in Tenant's other metropolitan Atlanta, Georgia (or the other outlying areas thereof) Harry's In A Hurry stores, and for no other purpose. Notwithstanding the foregoing, a portion of the Premises may be used for an alternative purpose in connection with the operation of a business by a Permitted Sublessee (as defined in Section 13.2) in accordance with Article XIII of this Lease.

               (ii) OPERATION OF PREMISES to be similar to the operation of other Harry's In A Hurry stores in the metropolitan Atlanta, Georgia area.

              (iii) TENANT'S STORE NAME:  Harry's In A Hurry or such other trade name as Tenant shall use for a majority of its stores in the metropolitan Atlanta, Georgia area.

          (j)  SECURITY DEPOSIT:  Intentionally Omitted.

          (k) This lease shall be governed exclusively by the provisions hereof and by the laws of the State of Georgia.

          (1) Definitions: The terms listed in Article II hereof, when used in this Lease with the first letter or each word therein capitalized, are defined terms and shall have the meanings set forth in Article II (and only such meanings).


                                   ARTICLE II
                                   ----------
                             CERTAIN DEFINED TERMS
                             ---------------------

          Section 2.1.  The following terms are defined terms:
          -----------

          (a) "Common Areas" means the portions of the Shopping Center which are, from time to time, designated and improved for common use by or for the benefit of more than one (1) Occupant of the Shopping Center; including, without limitation, (if and to the extent facilities therefor are provided by the Landlord from time to time), the land and facilities utilized as parking lots; all mall areas; access and perimeter roads; truck passageways and loading platform therein; fire corridors, service corridors and stairways providing access from store premises to such platforms and truck passageways; landscaped areas; exterior walks, arcades, stairways and ramps; interior corridors, elevators, stairs, arcades and balconies; directory equipment, underground storm and sanitary sewers, utility lines and the like serving the Shopping Center, wash rooms, comfort rooms, drinking fountains, toilets and other public facilities; and bus stations, taxi stands, and the like; but excluding all portions of the Shopping Center which are used or intended for use by one (1) Occupant, except as provided above. Any portion of the Shopping Center so included within Common Areas shall be excluded therefrom when designated by Landlord for a non-common use, and any portion thereof not theretofore included within Common Areas shall be included when so designated and improved for common use.

          (b) "Common Area Gross Costs" mean the following: All costs and expenses of every kind or nature incurred by Landlord in the operation, maintenance and repairing of all the Common Areas in a manner reasonable and appropriate and for the best interests of the Shopping Center. Common Area Gross Costs shall include, without limitation, the cost of such items as: police, security and fire protection services, if provided; gardening and landscaping; public liability, property damage, and sign insurance; repairs, painting; decorating and redecorating the Common Areas; striping, sweeping, lighting (including cost of electricity and maintenance and replacement of fixtures and bulbs); regulating traffic; rubbish, garbage and other refuse removal (except to the extent the cost for such service is paid directly by tenant to the provider of such service); ice and snow removal; machinery, equipment and supplies used in the operation and maintenance of the Common Areas and facilities; replacement of paving, curbs and walkways, utility and drainage fees, water charges; music program services, if any, and loudspeaker system, if any, cost of personnel, to implement the operation, maintenance and repairs of the Common Areas as provided above (including Workmen's Compensation Insurance covering personnel); and fifteen percent (15%) of all Common Area Gross Costs to cover Landlord's administrative and overhead costs.

          Excluded from the Common Area Gross Costs payable by Tenant shall be all executive salaries; interest in principal payments on mortgage debt and all costs of financing or refinancing; ground rental payments; expenses of a capital nature (provided however, that Landlord shall be entitled to the depreciation of such capital expenses); alterations to the Premises or the premises of other tenants of the Shopping Center for work furnished by Landlord without charge as an inducement for a tenant to lease space (e.g., free rent, improvement allowances); income or franchise taxes or other such taxes unless imposed in lieu of property taxes imposed or measured by the income of Landlord from the operation of the Shopping Center; costs associated with services or amenities not available to substantially all tenants or provided to any tenant to a materially greater extent or more favorable manner than generally provided to Tenant; the costs to comply with current violations of existing laws to the extent interpreted on the Commencement Date to apply to the Shopping Center, including without limitation, ADA and environmental laws and all costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority; the cost of any work performed for service provided to the extent fees are charged to one or more tenants or other compensation received, other than Tenant's Pro Rata Share of Common Area Gross Costs; payment for rental items, the cost of which would constitute a capital expenditure except where used to reduce or offset operating expenses if such equipment were purchased; legal expenses incurred in connection with tenant leases including, without limitation, negotiations with prospective tenants and enforcing provisions of this Lease or other leases in the Shopping Center; acquisition or construction costs for sculptures, fountains, paintings and other objects of art located in the Shopping Center; any fees and expenses paid to an agent which are related to Landlord to the extent such fees or expenses are in excess of the customary market amounts which would be paid in the absence of such a relationship; expenditures for repairs or maintenance which are covered by warranties, guarantees or service contracts to the extent such expenditures are actually reimbursed to Landlord- any expenditure for which Landlord has been reimbursed by third parties to the extent such expenditures are actually reimbursed to Landlord; advertising, promotional and marketing expenses unless applicable to all tenants of the Shopping Center; real estate brokerage and leasing commissions; any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; and Landlord's corporate overhead not related to management of the Shopping Center.

          (c) "Concessionaire" means any person(s), corporation or other entity, who or which conducts any business in any portion of the Premises as undertenant or subtenant of Tenant or under any concession or license from Tenant, or as a subtenant of, or under any concession or license from, any such undertenant or subtenant or person holding such concession or license, whether or not Tenant was authorized under the provisions of this Lease to make or grant any such lease, license or concession.

          (d) "Department Store" means any building(s) or any improvement(s) leased to a single tenant or owned by a single user comprising fifty thousand (50,000) square feet or more of Gross Leasable Area.

          (e) "Gross Leasable Area" means, with regard to any premises (whether occupied by a tenant or not occupied by a tenant), the actual number of square feet of floor space on all floors of the premises measured to the exterior faces of exterior walls and to the center lines of interior walls dividing tenants' premises.

          (f) "Landlord" means only the owner or the mortgagee in possession for the time being of the building in which the Premises are located or the holder of a lease of both said building and the land thereunder so that in the event of any sale of said building or an assignment of this Lease or any underlying lease or a demise of both said building and land, Landlord shall be and hereby is entirely released and discharged from any and all further liability and obligations of Landlord hereunder, except any that may have theretofore accrued. The Landlord represents and warrants that he has the lawful and legal right to lease the premises covered in this Lease and to fulfill Landlord's agreements and covenants hereunder, and Landlord reserves the right to add to or sever the ownership of or title to the various sections or parcels comprising the Shopping Center at any time.

          Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its successors, assigns or any mortgagee in possession (for the purposes of this paragraph collectively referred to as "Landlord"), with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord in the Shopping Center and all rents and insurance proceeds actually received by Landlord for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exception whatsoever.

          (g) "Lease Year" means each twelve (12) month period beginning on the Commencement Date and ending at 11:59 p.m. on the date prior to the anniversary date of the Commencement Date, and each twelve (12) month period thereafter.

          (h) "Movable Trade Fixtures" means equipment and furnishings affixed to the Premises which are removable from the Premises without material damage thereto, and does not include "built-in" systems such as plumbing, electrical, heating, ventilation or air conditioning systems and equipment ("HVAC").

          (i) "Occupant" means any person, corporation or other entity (including, without limitation, the Tenant) who occupies any portion of or conducts any business (whether or not a retail business) in the Shopping Center, whether as a lessee or licensee, or a Concessionaire of a lessee or licensee, or as a fee owner; provided, however, that Landlord shall be deemed not to be an "Occupant", except to the extent, if any, that Landlord is then conducting a retail business with the general public in the Shopping Center.

          (j) "Premises" means the space described or referred to in Section 3.1 hereof, measured from the exterior faces of all exterior walls to the center line of those walls separating the Premises from other premises, the Landlord reserving to itself the use of the exterior walls, the roof, and the right to install, maintain, use, and repair pipes, ducts, conduits, vents and wires leading in, through, over or under the Premises, it being understood that Landlord will use its commercially reasonable efforts to avoid unreasonable interference with or disturbance of Tenant's decorations or operations within the selling area of the Premises in connection with such installations by Landlord made subsequent to completion of Tenant's Work. Notwithstanding the description of the Premises as set forth in Section 3.1, and subject to the limitations hereinafter set forth with respect to the Protected Area, Landlord may at any time increase, reduce or change the number, dimensions or locations of the walks, buildings and parking areas, as shown on Exhibit A, and reserves the right to at any time make alterations or additions to, and to build additional stories on the building in which the Premises are contained. No such changes, or any of them, shall invalidate or affect this Lease, except that Landlord and Tenant shall, on request by either, modify Exhibit A to such extent as Landlord's architect certifies to be proper to reflect such changes.

          (k) "Protected Area" means that portion of the Common Areas of the Shopping Center as identified and cross-hatched on Exhibit A hereto. Throughout the Term of this Lease, Landlord shall not construct any buildings, kiosks or other vertical improvements within the Protected Area that adversely affect the accessibility of the Premises or the visibility of the Premises from U.S. Highway 41 (Cobb Parkway).

          (1) "Quarter" means each of the following three-month periods within any Lease Year; January 1-March 31; April 1-June 30; July 1-September 30; and October 1-December 31; provided, however, that the first Quarter of the Term shall start on the Commencement Date and the last Quarter of the Term shall end on the last day of the Term.

          (m) "Shopping Center" means the parcel(s) of land set forth and described in Exhibit B, including (1) any other parcel(s) of land at any time designated by Landlord to be added thereto (but only so long as any such designation remains unrevoked) which are, or are to be, used for Shopping Center or related purposes, including, but not limited to, expansion area, employee parking, or the furnishing to the Shopping Center of any utility or other service, for any office and/or professional building or for any other improvement appropriate or related to the operation or functioning of the Shopping Center, together with all buildings on and improvements to any such parcel(s) of land; (2) portions of the property described in Exhibit B or added by Landlord under (1) above owned by parties other than Landlord, which will be operated integrally with the property owned or ground leased by Landlord by means of cross easement agreements, reciprocal construction agreements and operating agreements ("RCOE Agreements"); and (3) any plant or other facility, including, but not limited to, a sewage or garbage disposal plant or similar facility serving the Shopping Center, even though it is not located upon land which is a part of the Shopping Center, and the facilities connecting any such plant or facility (whether or not so located) to the remainder of the Shopping Center (but not including the land under or through which any such connection passes, if not otherwise included within the Shopping Center). Landlord shall have the right to exclude in its discretion, any of the foregoing parcels, whether or not such parcels shall be used for Shopping Center or related purposes.

          The term "Shopping Center" also means, where used not solely to designate the geographical location thereof, the operation and functioning thereof primarily as a general shopping center for the sale of goods, wares, merchandise, food and services at retail; together with such services and facilities as are incident to or advisable in connection with the operation thereof, including, but not limited to, medical, dental, and other service or other offices. No road, way, street, easement, utility or facility otherwise included within the Shopping Center shall be deemed for any purpose to be partially or wholly excluded therefrom by reason of the fact that the same may also serve or be used by the occupant of any other premises or the customers thereof Any portion of the Shopping Center which is condemned or dedicated to public use or ceded or conveyed to any governmental authority for street or related purposes shall be thereafter excluded from the Shopping Center.

          (n) "Stores" means any building or portion of a building (including the Premises) located in the Shopping Center actually occupied by a tenant and used for the sale of goods or services, excluding the Department Store.

          (o) "Tenant's Pro Rata Share" is defined as a fraction, the numerator of which is the Gross Leasable Area of the Premises and the denominator of which is the Gross Leasable Area of the Stores; provided, however, that in no event shall the Gross Leasable Area of the Premises be greater than fifty percent (50%) of the Gross Leasable Area of the Stores.

          (p) References to "Term" shall include the original and any extension or renewal term(s), if any.


                                  ARTICLE III
                                  -----------
                                    PREMISES
                                    --------

          Section 3.1. (a) The Premises have an approximate total area as set
          -----------
forth in subparagraph (a) of Article I and as outlined on Exhibit A and are demised, subject and subordinate to all liens, encumbrances, easements, RCOE Agreements, restrictions, covenants, underlying leases and zoning laws and regulations now or hereafter affecting or governing the Shopping Center, provided that the use of the Premises for the purposes set forth in Section 7.1 hereof shall not be prevented thereby and subject to that certain Security Deed and Security Agreement from Landlord to Credit Lyonnais Caymen Island Branch, dated August 26, 1994 and recorded in Deed Book 8451, Page 267, Cobb County, Georgia records.

          (b) Tenant hereby acknowledges that as of the date of execution of this Lease, the Premises is currently occupied by an existing tenant operating an A & P Food Store ("A & P"). The term of the existing lease for such A & P Food Store expired by its terms on December 31, 1996; provided, however, that the tenant thereunder has the right to continue to occupy the Premises subject to termination on thirty (30) days prior written notice. Within ten (10) days following complete execution of this Lease, Landlord agrees to provide notice of termination to A & P and to use all reasonable and diligent efforts to recover possession of the Premises within sixty (60) days thereafter. As such this Lease and Landlord's obligations and liabilities hereunder shall be expressly subject to Landlord's recovery of possession of the Premises as provided above. Tenant shall have the right to terminate this Lease by written notice to Landlord if Landlord has not recovered possession of the Premises and delivered the same to Tenant on or before the date which is one hundred fifty (150) days following the date on which Landlord delivers to A&P notice of termination of the A&P Lease (a copy of such notice shall be provided to Tenant), it being agreed that, if Landlord is unable, despite its reasonable and diligent efforts, to recover possession of the Premises and deliver same to Tenant by such date, Tenant's sole remedy shall be to terminate this Lease as provided above, and in no event shall Landlord be liable to Tenant for any damages or other loss as a result thereof

          Section 3.2.  Notwithstanding anything contained herein to the
          -----------
contrary, Tenant (which for the purposes of this Section 3.2 shall expressly exclude any assigns or sublessees) shall have the right to use and operate an "Outside Seating Area" to be located generally in the area identified on Exhibit
                                                                         -------
"A" (with the exact location of such Outside Seating Area to be subject to
---
Landlord's prior written approval, not to be unreasonably withheld or delayed) for the sole purpose of providing outdoor tables and seating for Tenant's customers and patrons. The foregoing rights of Tenant to use the Outside Seating Area shall be subject to the following covenants and conditions: (a) Tenant shall be required to maintain, repair, and clean the Outdoor Seating Area such that the same is always in a clean, neat and sightly condition; (b) in no event shall the Outdoor Seating Area be used for the purpose of conducting sales, displaying food or merchandise or storing food or merchandise; and (c) Tenant shall be required to secure and police the Outside Seating Area. In the event that Tenant is in breach of any of the foregoing covenants and conditions and such breach is not cured within ten (10) days following written notice from Landlord, Landlord shall have the right (in addition to its other rights and remedies provided hereunder) to terminate Tenant's rights under this Section 3.2.


                                   ARTICLE IV
                                   ----------
                                      TERM
                                      ----

          Section 4.1.  The term of this Lease (hereinafter referred to as the
          -----------
"Term") shall commence on the Commencement Date described in subparagraph
(b)(ii) of Article I and expire at Midnight on the last day of the calendar month in which the tenth (10th) anniversary of the Commencement Date shall occur

          Section 4.2.  Tenant shall have the option to extend the Term of this
          -----------
Lease (the "Extension Option") for two (2) five (5)-year periods (the "Extension Terms") following expiration of the initial Term by giving notice of the exercise of the Extension Option to Landlord at least nine (9) months prior to the expiration of the initial Term of this Lease; provided. however, that (a) Tenant shall not have the right to exercise either Extension Option if Tenant is then in default beyond any applicable notice and opportunity to cure period provided under this Lease, of any of the terms and conditions of this Lease at the time of its exercise of either Extension Option, and (b) in the event Tenant shall be in any default beyond any applicable notice and opportunity to cure period provided under this Lease at any time following its exercise of the Extension Option but prior to the expiration of the initial Term of this Lease, such default shall be deemed to terminate the next arising Extension Option granted herein. In the event that Tenant properly exercises either Extension Option provided herein, the leasing of the Premises during the Extension Term shall be upon the same terms and conditions contained in this Lease except that
(i) Tenant shall, after the exercise of both such Extension Options, have no further extension or renewal rights hereunder, and (ii) the Fixed Minimum Rent to be paid by Tenant during each Extension Term shall be adjusted as provided in
Article I(c)(i) of this Lease. If Tenant shall fail to timely provide notice to Landlord to exercise either Extension Option as required above, Tenant shall be deemed to have elected not to extend the Term and Tenant's Extension rights hereunder shall be of no further force or effect.


                                   ARTICLE V
                                   ---------
                                     -RENT
                                     -----

          Section 5.1.  The rental reserved to Landlord during the Term, which
          -----------
Tenant covenants and agrees to pay as herein provided, without prior demand therefor and without any deduction or set-off whatsoever, shall consist of fixed minimum rent, percentage rent and additional rent (hereinafter separately referred to as "Fixed Minimum Rent" and "Additional Rent" and collectively referred to as "Rent"). Notwithstanding the foregoing, in certain circumstances as expressly provided and set forth in this Lease, Tenant is entitled to an abatement of its Rent obligations hereunder.

          Section 5.2.  The Fixed Minimum Rent payable by Tenant annually shall
          -----------
be as set forth in subparagraph (c)(i) of Article I, payable in twelve (12) equal monthly installments in advance on the first day of each month during each Lease Year. In the event that a payment of the Fixed Minimum Rent is delinquent as provided in this Section 5.2 and not paid in full within fifteen (15) days after the date due thereof, Tenant shall incur and pay an additional late fee of $100.00. If the Commencement Date is other than the first day of a calendar month, then the Rent for such fractional month shall be on a per diem basis calculated on the basis of a thirty (30) day month. If, upon completion of the construction and the Commencement Date of this Lease, the actual number of square feet in the Premises is more or less than the number set forth in subparagraph (a) of Article I, then the Fixed Minimum Rent described in this section shall be increased or decreased by multiplying the Fixed Minimum Rent set forth in subparagraph (c)(i) by a fraction, the numerator of which is the actual number of square feet in the Premises and the denominator of which is the number of square feet set forth in subparagraph (a) of Article 1.

          Section 5.3.  Notwithstanding anything contained in this Lease to the
          -----------
contrary, no payment by Tenant or receipt by Landlord of an amount less than the required payment set forth in this Lease, shall be considered as anything other than a partial payment of the amount due. No endorsement or statement to the contrary on any check shall be deemed on accord and satisfaction. Landlord may accept a partial payment without prejudicing Landlord's right to recover the balance of such payment which is still due, and without affecting any other remedies available to Landlord.


                                   ARTICLE VI
                                   ----------
                                  CONSTRUCTION
                                  ------------

          Section 6.1.  The obligations of the parties and the procedure for
          -----------
construction of the Premises, including the preparation, submission and final approval of all plans and specifications, are set forth in Exhibit C attached hereto and made a part hereof.

          Section 6.2.  Landlord shall, at its sole cost and expense, perform
          -----------
the construction work with respect to the Premises in such manner as to comply with its obligations, if any, and the requirements, if any, set forth in Exhibit C hereof (hereinafter referred to as "Landlord's Work").

          Section 6.3.  Landlord shall diligently perform Landlord's Work, if
          -----------
any, and shall make the Premises available to Tenant for the performance of Tenant's obligations as set forth in Exhibit D (hereinafter referred to as "Tenant's Work") after the performance of Landlord's Work, if any, has proceeded to the point where Tenant's Work can be commenced without unreasonable interference with the performance of Landlord's Work. Tenant will diligently perform all of Tenant's Work in accordance with all of the terms and conditions of Exhibit D and will open for business no later than the one hundred twentieth (120th) calendar day following the Commencement Date. Tenant agrees that it will not encumber by conditional sales agreements, chattel mortgages or any other security instrument, any work performed or materials installed by Tenant, including, without limitation, the installation of Tenant's trade fixtures without the prior written consent of Landlord. Tenant agrees, with respect to any activities by Tenant within the Premises prior to the Commencement Date, that it will comply with all reasonable procedures and regulations prescribed by Landlord. Tenant agrees that title to all work performed in the Premises and materials installed in the Premises by Tenant shall immediately vest in Landlord, except that Tenant shall retain title to Movable Trade Fixtures installed in the Premises by Tenant.

          Section 6.4.  Tenant shall in a timely manner furnish evidence
          -----------
satisfactory to Landlord that all Tenant's Work and any other work contracted for by Tenant in and about the Premises has been paid for, and with a written certification of the actual cost of Tenant's Work excluding Tenant's Movable Trade Fixtures, together with evidence of such cost as Landlord shall require. At or prior to Tenant's opening for business at the Premises, Tenant shall, at its sole cost and expense, obtain and deliver to Landlord a final certificate of occupancy for the Premises.

          Section 6.5.  (a) Tenant, its contractor, subcontractor and
          -----------
materialmen, hereby waive and release any and all liens, intention to file liens and rights of liens with respect to the Premises or the Shopping Center now existing or that may hereafter arise. Tenant shall, at its own cost and expense, cause any liens filed against the Premises or the Shopping Center by Tenant's contractor, subcontractor or materialmen, to be discharged of record within twenty (20) days after Tenant's receipt of notice to Tenant of the filing thereof. If Tenant fails to comply, Landlord shall have the right to discharge any such liens by payment or otherwise, and Tenant shall reimburse Landlord therefor and for all costs and expenses.

          (b) Commencing with the date the Premises are made available to Tenant for Tenant's Work as set forth in Section 6.3 hereof, Tenant shall obtain public liability and property insurance in the amounts set forth in Section 8.2 hereof, builder's risk insurance covering Landlord and any designee of Landlord (completed value form, if available) and workmen's compensation insurance affording applicable statutory coverage and containing statutory limits, all such policies to comply with the requirements of Article VIII hereof Tenant shall provide Landlord with certificate of insurance and a duplicate original of all such policies.

          (c) Tenant agrees that it will, on request from Landlord, comply with any and all reasonable requirements of Landlord or any title company and the requirements of any mortgagee of the Premises or the Shopping Center with respect to the work performed or materials furnished by Tenant, or its agents, contractors and subcontractors, in the Premises or the Shopping Center.

          Section 6.6.  Any access or possession by Tenant prior to the
          -----------
Commencement Date shall, except for the payment of Rent, as hereinafter defined, be on and subject to all the other terms, provisions, covenants and conditions of this Lease.

          Section 6.7.  After Tenant opens the Premises for business, Tenant
          -----------
shall have no right to cancel this Lease, seek a diminution of rent, sue for damages, or assert any other contractual, legal or equitable remedy based either on a claim that Landlord failed to deliver possession in accordance with the terms of this Lease or based on a claim that the size, location, layout, dimensions or construction of the building in which the Premises are located or service areas (if any), sidewalks, parking or other common areas (if any), or any other facilities to be furnished by Landlord, were not completed or furnished in accordance with the terms of this Lease.

                                  ARTICLE VII
                                  -----------
                               USE AND OPERATION
                               -----------------

          Section 7.1.  Subject to and in accordance with all rules,
          -----------
regulations, laws, ordinances, statutes and requirements of all governmental authorities and the Fire Insurance Rating Organization and Board of Fire Insurance Underwriters, and any similar bodies having jurisdiction thereof, the Premises are to be used by the Tenant solely for the retail uses set forth in subparagraph (i) of Article I and for no other purpose.

          Section 7.2. (a) Tenant covenants that it will open and continuously
          -----------
operate its business from the Premises as a Harry's In A Hurry store, in a manner generally consistent with the operation of its other retail stores in the metropolitan Atlanta area; provided, however that a portion of the Premises may be used for the operation of the business of the Permitted Sublessee as expressly provided in this Lease. Throughout the Term of this Lease, Tenant's use, occupancy and operation of the Premises shall be subject to all of the terms, covenants and conditions of this Lease, and such use occupancy and operation-shall be in a competent, dignified, energetic and consistent manner therewith as will enhance the Shopping Center as a whole and its reputation as a desirable place to shop.

          (b) Tenant agrees that during the Term it will be open for business from 10:00 A.M. to 8:00 P.M., Monday through Saturday, or longer.

          (c) Tenant acknowledges that Landlord is executing this Lease in reliance upon the covenants contained in this Section 7.2 and that such covenants are a material element of consideration inducing Landlord to execute this Lease.

          (d) Notwithstanding anything contained in this Section 7.2 or elsewhere in this Lease to the contrary in the event that at any time during the Term Tenant shall cease or fail to operate its business from at least fifty percent of the floor area of the Premises for a period of six (6) months or more (excluding therefrom any temporary closure of the Premises due to casualty, condemnation, repairs or alterations or any temporary closure due solely to the actions of Landlord), Landlord shall have the right, at any time thereafter, to terminate this Lease upon not less than thirty (30) days written notice to Tenant, subject to the provisions of Section 13.2 of the Lease.

          Section 7.3.  Tenant covenants that Tenant or any affiliate (and if
          -----------
Tenant is a corporation, its officers, directors, stockholders and any affiliates) shall not directly or indirectly own, operate, manage or have any interest in the profits of any Harry's In A Hurry store (unless in operation on the date of this Lease) within a radius of two (2) miles from the center of the Premises for the first five (5) Lease Years, and within a radius of one (1) mile from the center of the Premises for the remainder of the Term of this Lease.


                                  ARTICLE VIII
                                  ------------
                            INDEMNITY AND INSURANCE
                            -----------------------

          Section 8.1.  Tenant shall indemnify, defend, and hold harmless
          -----------
Landlord and its agents, successors and assigns, from and against all injury, loss, costs, expense, claims or damage (including attorneys' fees and disbursements) to any person or property arising from, related to, or in connection with the use, occupancy, construction, or repair of the Premises or breach of this Lease by Tenant, or any assignee, sublessee or other party claiming by, through or under Tenant or any assignee or sublessee. All property of Tenant and Tenant's agents, employees, licensees, invitees, servants and contractors in or about the Premises shall be kept and stored at Tenant's sole risk and Tenant shall hold Landlord harmless from any claims arising out of damage to, or loss of, the same. Notwithstanding the foregoing provisions of this Section 8.1, no indemnification or agreement by Tenant to hold Landlord or any other party harmless from loss, costs, damages or liabilities shall indemnify or hold harmless, Landlord or any other party against any loss, cost, damages or liabilities caused by or resulting directly from the negligence or willful misconduct of Landlord or its employees, agents or contractors, nor shall any waiver of Tenant's rights or any lease of Landlord contained in this Lease be deemed to release Landlord from responsibility for any such negligence or willful misconduct.

          Section 8.2.  Throughout the term of this Lease, Tenant shall maintain
          -----------
with responsible companies licensed to do business in the State of Georgia, and which are rated by A.M. Best Company, Inc. as "A Class XII" or better, and which are otherwise satisfactory to Landlord, insurance policies naming Landlord and any mortgagee of Landlord as an additional insured, as their respective interests may appear, and providing not less than the following protection:

          (a) Comprehensive general liability insurance against all claims on account of bodily injury and property damage for which Tenant may as a result of its business in the Shopping Center or occupancy of its business in the Shopping Center or occupancy of the Premises or status as Tenant hereunder, become liable, with a combined single limit for property damage and bodily injury of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate and such policies shall, with respect to any instance of property damage, include water damage and sprinkler leakage legal liability in the same policy limits; and excess or umbrella liability insurance, with limits of $5,000,000 in excess of the comprehensive general liability limits set forth in this paragraph; and which policies will further include by endorsement as part of the policy an agreement indemnifying Landlord in accordance with the provisions of Section 8.1 hereof

          (b) Steam boiler and machinery insurance with limits in an amount equal to one (1) year's Fixed Minimum Rent and additional rent (including, without limitations Percentage Rent) due under the Lease but in no event less than $500,000.00 if there is a boiler or other similar equipment in the
Premises:

          (c) Property insurance protecting against all perils listed in the so called "special" or "all risk" form, and containing such other endorsements as Landlord may from time to time reasonably require, covering all of Tenant's stock in trade, fixtures, personal property of Tenant, and all installations and improvements made by Tenant (including tenant's installations and improvements made pursuant to Exhibit C) in, or, or about the Premises in an amount not less than ninety percent (90%) of the then full insurable value (actual replacement cost without deduction for physical depreciation), such value to be determined, at Tenant's expense, at least once every two (2) years, but in any event in an amount sufficient to prevent Landlord and Tenant from becoming co-insurers under provisions of the applicable policy. Notwithstanding anything in the Lease to the contrary, in no event shall Landlord be responsible for damage to Tenant's stock in trade, fixtures or other personal property of Tenant located in or about the Premises.

          (d) If the nature of Tenant's business is such as to place any or all of its employees under the coverage of local worker's compensation or similar statutes, workers' compensation or similar insurance affording coverage in compliance with any and all legal and governmental requirements;

          (e) Such other reasonable amount of insurance against other insurable hazards as from time to time are commonly insured against in the case of premises similarly situated and similarly used; provided Landlord gives Tenant reasonable notice of the type of required insurance.

          Section 8.3.  Tenant's policies of insurance described above shall
          -----------
provide that, in the case of fire or other casualty affecting the Premises, any loss shall be adjusted jointly with Landlord and Tenant. The insurance policies or duly executed certificates thereof, together with satisfactory evidence that the premium has been paid, shall be deposited with Landlord on or before the day Tenant begins Tenant's Work and thereafter evidence of continuing insurance and premium payment shall be given to Landlord not less than thirty (30) days prior to the expiration date of each policy required to be in force hereunder. All such policies shall provide that, in the event of a loss, any proceeds due Landlord as an insured shall not be affected by reason of willful or negligent acts or

Tenant or Landlord or their respective employees, licensees, invitees or permits. In addition, provided that Tenant is not then in default under this Lease, the event of a casualty or loss, any proceeds from Tenant's "all risk" insurance covering Tenant's property shall be made available to Tenant for the performance of Tenant's Work. All insurance carried by Tenant shall be in form reasonably satisfactory to Landlord and shall provide that the policy shall not be subject to cancellation, termination or change except after at least thirty
(30) days prior written notice to the Landlord and to any mortgagee of Landlord to whom a loss thereunder may be payable. If Tenant fails to maintain the required insurance, Landlord may, but shall not be obligated to, obtain such insurance, and Tenant shall pay Landlord the premium upon demand.

          Section 8.4.  If, as a result of Tenant's use or occupancy of any
          -----------
portion of the Shopping Center, or from any vacancy of the Premises, Landlord is charged any increase in premium on insurance carried by Landlord, Tenant shall promptly pay on demand the amount of such increase or reimbursement and the amount so paid shall not be considered an increase in Landlord's insurance premiums for the purpose of Section 17.3. In determining whether increased premiums are attributable to Tenant, a schedule or "make-up" rate of the organization issuing the insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the Premises and the Shopping Center. Landlord agrees that as of the date of this Lease, Tenant's proposed use of the Premises for the purposes specifically permitted in Article I, Section (i)(1) of this Lease shall not increase Landlord's insurance rates or cause Landlord's insurance to be canceled if Tenant's use of the Premises for such permitted purpose is conducted in accordance with all laws applicable thereto.

          Section 8.5.  Subject to and in consideration of Tenant's compliance
          -----------
with its obligations under Section 17.3 hereof, Landlord shall keep the Premises and the building of which they are a part insured against loss or damage by fire, with the usual extended coverage endorsements, in amounts equal to at least ninety percent (90%) of the insurable value thereof above foundations and so as to prevent the application of co-insurance provisions. Such insurance shall cover improvements in the Premises owned by Landlord to the extent that the same are customarily insurable as part of the realty, but shall not include the cost of restoration of Tenant's trade fixtures, furniture, furnishings or decorative effects.

          Section 8.6.  Tenant agrees to use and occupy the Premises and to use
          -----------
all other portions of the Shopping Center which it is permitted to use by the terms of this Lease at its own risk, and hereby (for itself and all persons claiming under, by or through Tenant) releases Landlord, its agents, servants, contractors and employees, from all claims and demands of every kind resulting from any accident, damage or injury occurring therein, except those claims arising from the negligence or willful misconduct of Landlord, its servants, agents, contractors and employees. Landlord shall have no responsibility or liability for any loss of, or damage or injury to, fixtures, improvements, Tenant's Work or other personal property of Tenant, or any of them from any source whatsoever, except for liability arising from the negligence or willful misconduct of Landlord, its agents, contractors and employees. Tenant agrees to name Landlord as an additional insured in any insurance policy obtained by Tenant in connection with the Premises or the Shopping Center and to furnish Landlord with a duplicate original or certificate of such policy in accordance with Section 8.4 hereof

          Section 8.7.  The parties hereby mutually waive any rights they may
          -----------
have against each other to recover for loss or damage to property to the extent that such loss or damage is covered by their respective insurance policies. In addition, all insurance policies carried by either party covering the Premises, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer against the other party for damage to or destruction of the Premises resulting from the acts, omissions or negligence of the other party.

                                   ARTICLE IX
                                   ----------
                           FIRE AND OTHER CASUALTIES
                           -------------------------

          Section 9.1.  If the Premises should be damaged during the Term by
          -----------
fire or any other casualty, Landlord shall (except as hereinafter provided) repair the same.

          Section 9.2.  If, however, the Premises or the buildings comprising
          -----------
the Stores should be damaged or destroyed:

               (a) by fire or other casualty (i) to the extent of twenty-five percent (25%) or more of the cost of replacement of either thereof, or
          (ii) so that twenty-five percent (25%) or more of the Gross Leasable Area contained in either thereof shall be rendered untenantable; or

               (b) by any casualty other than those covered by standard fire and extended coverage insurance policies; or

               (c) the Premises shall be damaged in whole or in part during the last two years of the Term or, if the Term is extended, during the last two years of the Term as extended; or

               (d) if Landlord's mortgagee shall require that the insurance recovery arising from the damage or destruction be applied against the principal balance due on such mortgage;

then, in any such event, Landlord may, at its option, either terminate this Lease or elect to repair the Premises, and Landlord shall notify Tenant as to its election within sixty (60) days after the settlement of the casualty loss with the insurer, or the occurrence of the damage in the event of an uninsured casualty. If Landlord elects to terminate this Lease, then the Term hereof shall end at the end of the calendar month in which such election is made. If Landlord does not elect to terminate this Lease, but Landlord has failed to repair or restore the Premises within one hundred eighty (180) days following Landlord's receipt of insurance proceeds therefor, subject to force majeure, then Tenant shall have the right to terminate this Lease by written notice to Landlord prior to Landlord's substantial completion of such repairs or restoration. If neither Landlord nor Tenant elects to terminate this Lease as provided above, then Landlord shall perform such repairs and rebuildings as set forth in Section 9.3 hereof and Tenant shall perform such repairs and rebuilding as set forth in Section 9.4 hereof, and the Term shall continue without interruption and this Lease shall remain in full force and effect.

          Section 9.3.  Landlord's obligation to repair shall be limited to the
          -----------
repair and replacement as necessary of all exterior components of the Premises to substantially the same condition as existed on the Commencement Date to the extent covered by the proceeds attributable to the Premises from Landlord's insurance policies. All work to be performed by Landlord shall be done in such manner that upon completion thereof, that portion of the Premises repaired or rebuilt shall function substantially the same as prior to the date of the casualty and shall contain substantially the same amount of Gross Leasable Area as immediately prior to the damage or destruction.

          Section 9.4.  Tenant shall, at its own cost and expense (including the
          -----------
use of any instance proceeds then available under Section 8.3 hereunder), repair and restore the entire Premises to the extent not repaired by Landlord in accordance with the provisions of Article VI hereof. Tenant agrees to commence the performance of its work when notified by Landlord that the work to be performed by Landlord has proceeded to the point where the work to be performed by Tenant can in accordance with good construction practices, then be commenced, and Tenant shall complete such work within the number of days as set forth in
Article I(b)(ii) hereof.

          Section 9.5.  All insurance proceeds payable with respect to the
          -----------
Premises, excluding the proceeds payable to Tenant pursuant to Section 8.3 hereof, shall belong to and shall be payable to Landlord. If Landlord does not elect to terminate this Lease as provided in this Article IX, Landlord shall, subject to the prior rights of the holder of any mortgage which is a lien against the Premises or the Shopping Center, disburse and apply any insurance recovery as follows: first, to be applied against the cost to Landlord of restoration and rebuilding of Landlord's Work; second, to be paid to Tenant to the extent of the cost of Tenant's restoration of the Premises pursuant to Section 9.4 hereof, not including furniture, furnishings and Movable Trade Fixtures, or repairs covered by insurance maintained by Tenant; and third, the balance of any insurance recovery shall belong to and be the exclusive property of Landlord. Landlord shall retain a reputable, local independent insurance adjuster for the purpose of apportioning the balance of Landlord's insurance recovery among affected tenants in the event that Premises other than the Premises are damaged or destroyed as a result of the insured casualty. The findings of the adjuster shall be binding and conclusive upon all affected tenants. The cost of such adjuster's services shall be charged and payable out of the balance of insurance recovery. The aforesaid payment to Tenant shall be made after Tenant's restoration of the Premises has been reasonably satisfactorily completed and after Tenant has reasonably satisfied Landlord that such work will result in no liens against the Premises or the Shopping Center.

          Section 9.6.  Commencing with the second Lease Year, and annually
          -----------
thereafter, Tenant shall furnish Landlord with a written certification of the replacement cost of Tenant's Work (as originally certified by Tenant pursuant to Section 6.4 hereof) and the actual cost of any improvements to the Premises made by Tenant not covered in any previous certification, which Landlord would be obligated to insure under Section 8.5 hereof. In the event of Tenant's failure to furnish such certification, Landlord shall be entitled to rely on the last certification furnished to it by Tenant for the purposes of fulfilling its obligation under Sections 8.5 and 9.5 hereof. Landlord shall have the right to contest Tenant's certification and in the event the parties are unable to resolve their differences, the matter shall be referred to Landlord's insurance carrier whose decision shall be final and binding on both parties.

          Section 9.7.  During any period in which the Premises are damaged by
          -----------
reason of any fire or other casualty, and there is substantial interference with the operation of Tenant's business in the Premises, the Fixed Minimum Rent shall abate on the basis of the degree of use of the Premises lost to Tenant as a result of such casualty. In the event of partial damage to the Premises, the abatement of Fixed Minimum Rent shall be based on the percentage of the Gross Leasable Area of the Premises that is damaged or destroyed bears to the total Gross Leasable Area of Premises. Any such abatement shall continue for the period commencing with the date of casualty resulting in substantial interference with the operation of Tenant's business in the Premises and ending sixty (60) days after completion by Landlord of such repair work as Landlord is required to perform under the provisions of this Article IX and the delivery of the repaired Premises to Tenant.


                                   ARTICLE X
                                   ---------
                            REPAIRS AND ALTERATIONS
                            -----------------------

          Section 10.1.  Landlord shall, upon notice from Tenant, and within a
          ------------
reasonable period of time, make all necessary structural repairs to the exterior walls and shall keep in good order, condition and repair and replace, as necessary, the exterior foundations, downspouts, gutters and roof of the Premises and the plumbing and sewage system outside of the building in which the Premises are located, provided the same serve the Premises (but excluding the exterior and interior of all doors, windows, door bucks and door frames, plate glass, store fronts and signs, and repairs required by any casualty except as otherwise provided in Article IX hereof, and further excluding any damage caused by any act, omission or negligence of Tenant, any subtenant or Concessionaire, or their respective employees, agents, invitees, licensees or contractors). There shall not be any allowance to Tenant or diminution or abatement of Rent, or any liability on the part of Landlord, by reason of inconvenience, annoyance, or injury to Tenant's business arising out of the actions of Landlord in making any repairs, replacements or performance of maintenance work to the Premises or the building within which the same are located pursuant to this Article X; provided, however, that Landlord agrees to use reasonable efforts not to unreasonably interfere with Tenant's operations at the Premises with regard to repairs performed by Landlord.

          Section 10.2.  Tenant shall, at its own cost and expense, keep and
          ------------
maintain the Premises in good order, condition and repair, including all replacements, except for those matters within Landlord's obligation to repair, as provided in Section 10.1 hereof.

          Section 10.3.  Tenant will purchase and install a heating, ventilation
          ------------
and air conditioning ("HVAC") system for the Premises, which system Tenant shall have the right to install on the roof of the Building provided that Landlord shall have the right to approve (a) the plans and specifications for such installation, and (b) the contractor performing such work. Tenant shall obtain and keep in full force and effect throughout the Term of this Lease a standard maintenance agreement with a heating, ventilation and air-conditioning systems repair company reasonably acceptable to Landlord on all HVAC equipment on the Premises and provide a copy of said maintenance agreement to Landlord no later than twenty (20) business days after the date Tenant takes possession of the Premises. Tenant hereby acknowledges and accepts the obligations of maintenance, repair and, if necessary, replacement of the HVAC system for the Premises; provided, however, that during the last two (2) years of the final term of this Lease, Tenant shall only be obligated to make reasonable repairs to, but not to replace, the HVAC system for the Premises.

          Section 10.4.  Tenant shall be entitled to make alterations and
          ------------
modifications to the interior of the Premises at Tenant's expense; provided, however, that in the event the anticipated cost for any such alterations and/or modifications is equal to or greater than $250,000.00, Landlord's prior written approval, which approval Landlord shall not unreasonably withhold or delay, to such alterations and/or modifications is required. Tenant shall provide Landlord with copies of all plans for any alterations or modifications to the interior of the Premises. In the event the Tenant desires to make any alterations or modifications to the exterior of the Premises, to any structural portions or elements of the Premises or to any utility systems within the Premises (including the HVAC), regardless of the cost, Tenant shall be required to obtain Landlord's prior written approval to any such alterations or modifications.

          Section 10.5.  If Tenant shall fail to make any of the repairs
          ------------
required by the provisions of Section 10.2 and 10.3 hereof, or to commence the performance of any of its obligations thereunder within ten (10) days after Tenant's receipt of written notice from Landlord, Landlord shall have the right (but shall not be obligated) to make any such repairs, replacements or perform maintenance work or any other work required of Tenant pursuant to Section 10.2 or 10.3 and charge the actual cost thereof to Tenant.


                                   ARTICLE XI
                                   ----------
                                  CONDEMNATION
                                  ------------

          Section 11.1.  If the fee of the whole or any part of the Premises
          ------------
shall be taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be so taken.

          Section 11.2.  All compensation awarded or paid upon a total or
          ------------
partial taking of the Premises including the value of the leasehold estate created hereby shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant, at its sole cost and expense, from independently prosecuting any claim directly against the condemning authority in such condemnation proceedings for (i) loss of business; and/or (ii) depreciation to, damage to, and/or cost of removal of, and/or for the value of stock and/or trade fixtures, furniture and other personal property belonging to Tenant, (iii) any moving expenses incurred by Tenant as a result of such condemnation; (iv) any costs incurred or paid by Tenant in connection with any alterations or improvements made by Tenant to the Premises; (v) the value of any of Tenant's personal property so taken; and (vi) any other separate claim which Tenant may hereafter be permitted to make under applicable law; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award or the awards of any and all ground and underlying lessors or mortgagees.

          Section 11.3.  In the event the Premises are partially (but not
          ------------
totally) taken or damaged by condemnation to the extent that the Gross Leasable Area of the Premises is reduced by fifteen percent (15%) or more, Tenant shall have the right to terminate this Lease by written notice to Landlord. If Tenant elects not to so terminate this Lease or if such taking or damage to the Premises is less than fifteen percent (15%) of the Gross Leasable Area of the Premises, Landlord shall promptly prepare and restore the Premises at Landlord's expense to at least as good a condition as it existed prior to such damage and the Fixed Minimum Rent payable under this Lease shall be abated or equitably reduced on the basis of the degree of use of the Premises lost to Tenant as a result of such taking.


                                  ARTICLE XII
                                  -----------
                                  COMMON AREAS
                                  ------------

          Section 12.1.  Landlord shall make available within or adjacent to the
          ------------
Shopping Center such Common Areas, which may in part consist of areas made available by means of RCOE Agreements, as Landlord shall, from time to time, deem to be appropriate for the Shopping Center, and Landlord shall operate and maintain such Common Areas for their intended purposes. Tenant shall have the non-exclusive right during the Term to use (for its intended purposes) the Common Areas for itself, its employees, agents, customers, invitees and licensees, subject, however, to the provisions of Section 12.2. Subject to Landlord's limitations with respect to Tenant's Protected Area as provided in
Section 2.1(k) of this Lease, Landlord shall have the right, at any time and from time to time, to change the size, location, elevation or nature of the Common Areas, or any part thereof, including, without limitation, the right to locate thereon kiosks, structures or other buildings of any type.

          Section 12.2. (a) Subject to any RCOE Agreements, all Common Areas
          ------------
shall be subject to the exclusive control and management of Landlord, and, subject to the provisions of Section 14.1(e) hereof, Landlord shall have the right, at any time and from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect to the Common Areas and the use thereof Tenant agrees to abide by and conform with such rules and regulations upon notice thereof, to cause its Concessionaires, invitees and licensees and its and their employees and agents, so to abide and conform, and Landlord agrees to use reasonable efforts to enforce all such rules and regulations uniformly and nondiscriminatorily.

          (b) Landlord shall have the right from time to time but not more often than once per calendar year and not for a period exceeding one (1) day at a time to close, if necessary, all or any portion of the Common Areas to such extent as may in the reasonable opinion of Landlord's counsel be reasonably necessary to prevent a dedication thereof or the accrual of any rights of any person or of the public therein; to close temporarily all or any portion of the Common Areas to discourage non-customer use, to use portions of the Common Areas while engaged in making additional improvements or repairs or alterations to the Shopping Center; to transfer, in whole or in part, any of Landlord's rights or obligations under this Article to any other tenant(s), subtenant(s) or other occupant(s) of the Shopping Center, or to such other party(ies) or designee(s) as Landlord may from time to time determine; and to do and perform such other acts (whether similar or dissimilar to the foregoing) in, to and with respect to the Common Areas, as in the use of good business judgment, Landlord shall determine to be appropriate for the Shopping Center.

          (c) Tenant agrees that it, its employees, agents and any Concessionaire, will park its respective automobiles, trucks and other vehicles only in such places designated by Landlord from time to time as the employee parking area; such designation to be consistent with the employee parking area designations of other tenants. Tenant further agrees to furnish Landlord with the motor vehicle license numbers assigned to the vehicles of Tenant and any Concessionaire, their respective officers, agents and employees, within twenty
(20) business days after taking possession of the Premises and shall thereafter notify Landlord in writing of any changes or additions within twenty (20) business days after any such change or addition occurs.

          Section 12.3.  In consideration of Landlord's agreement to operate and
          ------------
maintain the Common Areas, Tenant covenants and agrees, beginning on the one hundred eightieth (180th) day after the Commencement Date, to pay a charge (hereinafter referred to as a "Common Area Charge") for each calendar year, consisting of Tenant's Pro Rata Share of Common Area Gross Costs (as both terms are defined in Article II hereof, it being understood and agreed that the first one hundred eighty (180) days of the Term shall be free of any Common Area Charges to Tenant). Landlord shall notify Tenant from time to time of the amount which Landlord estimates will be the amount of the Common Area Charge for the upcoming calendar year- and Tenant shall pay such amount in equal monthly installments in advance on or before the first day of each month. On or before the March I immediately following the end of such calendar year, Landlord shall submit to Tenant a statement showing the Common Area Charge to be paid by Tenant with respect to the amount thereof theretofore paid by Tenant during such calendar year, and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Appropriate adjustment shall thereupon be made between the parties, on demand, on the basis of such statement. Each statement shall be final and conclusive between the parties, their successors and assigns, as to the matters set forth therein, if no objection is raised with respect thereto within ninety (90) days after submission of each statement to Tenant. Tenant shall have the right to examine Landlord's books and records at the offices of Landlord during ordinary business hours not more than once in each calendar year for the purpose of verifying the matters set forth in the statement for the immediately preceding calendar year; provided that Landlord shall promptly reimburse Tenant in cash for any overcharge and overpayment revealed by such audit, and if such overcharge exceeds three percent (3%) of the actual amount of Common Area Charges which would have been charged to Tenant, Landlord shall also reimburse Tenant for the reasonable cost of Tenant's audit.


                                  ARTICLE XIII
                                  ------------
                           ASSIGNMENT AND SUBLETTING
                           -------------------------

          Section 13.1.  Tenant shall not have the right at any time to mortgage
          ------------
or assign this Lease by operation of law or otherwise, or sublet the Premises or any part thereof, or grant any concession or license, without the prior written consent of Landlord. The sale or transfer of stock constituting a controlling interest in Tenant shall likewise require Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, except if Tenant is a corporation the shares of which are traded on the New York, American; NASDAQ or Over-The-Counter stock exchanges, then this Lease may be assigned by Tenant in conjunction with the merger or sale of substantially all of the assets of Tenant, or in conjunction with the sale of a substantial amount of the stock of Tenant resulting in the effective change in control of Tenant. Consent to an assignment of this Lease shall in no way be deemed to relieve Tenant of its obligations under the terms of this Lease.

          Section 13.2.  Notwithstanding anything contained in this Article XIII
          ------------
to the contrary, subject to the limitations hereinafter provided, Tenant shall have the right to sublease approximately 15,000 square feet of the Premises to a "Permitted Sublessee" (as hereinafter defined). As used herein, a "Permitted Sublessee" shall be a sublessee (a) whose use does not conflict with the then primary use of any tenant of the Shopping

Center; (b) whose use does not violate any exclusive use rights of any tenants of the Shopping Center at the time of the sublease; (c) who has a financial statement and tangible net worth of not less than $10,000,000 (as adjusted for inflation based on the value of the dollar on January 1, 1997); and (d) has not less than twelve (12) retail stores or units then currently operating in the United States. In the event of any sublease to a Permitted Sublessee, any sales from the portion of the Premises to be occupied by the Permitted Sublessee shall be included within Tenant's Gross Sales for the purposes of determining Tenant's Percentage Rent obligations under this Lease, and Tenant shall be required to report the Gross Sales of the Permitted Sublessee in accordance with its obligations under Article XV of this Lease.

          In the event of any default of this Lease by Tenant, which default is not cured by Tenant prior to the expiration of any applicable notice and opportunity to cure period, then provided Landlord has received written notice of the Permitted Sublessee and its address for the purpose of notices, prior to the exercise by Landlord of any rights or remedies under this Lease, or at law or in equity, Landlord shall promptly give the Permitted Sublessee written notice that Tenant has so failed to cure a default under this Lease, and the Permitted Sublessee shall have the one (1)-time right (but not the obligation), within ten (10) days following receipt of such written notice to notify Landlord in writing that the Permitted Sublessee elects to (i) assume the obligations of "Tenant" under the Lease; (ii) cure all outstanding defaults of Tenant, including without limitations the payment of all outstanding Rent (if any) due from Tenant under the Lease; and (iii) enter into a new lease with Landlord that is identical to this Lease other than the change in use of the Premises to accommodate the Permitted Sublessee's use thereof within five (5) days following the Permitted Sublessee's exercise of such right to lease the entire Premises; provided, however, that such new lease shall be deemed a sublease of the Premises from Tenant until such time as Landlord has recovered legal possession of the Premises from Tenant and the original Lease between Landlord and Tenant has been terminated.

          Section 13.3.  In the event that, subject to the terms of Sections
          ------------
13.1 and 13.2 above, Tenant shall assign this Lease or sublet any portion of the Premises or request the consent of Landlord to any assignment or subletting, or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees and processing fees (such fees not to exceed $1,000.00 for each request for consent) incurred in connection therewith.


                                  ARTICLE XIV
                                  -----------
                         TENANT'S ADDITIONAL AGREEMENTS
                         ------------------------------

          Section 14.1.  Tenant agrees at all times during the Term hereof, at
          ------------
its own cost and expense, to:

          (a) keep the Premises in a neat and clean condition, and not suffer, permit or commit any waste or nuisance with regard to the Premises, nor allow or permit any noxious odor or fumes to emanate from the Premises;

          (b) provide, at Tenant's sole cost and expense, for removal of rubbish and trash from the Premises and in connection therewith to comply with reasonable rules and regulations established by Landlord (if Landlord provides for rubbish and trash removal then Tenant agrees to use the contractor designated by Landlord, and pay for this service); Tenant's rubbish will be confined in containers located within the Premises so as not to be visible to members of the public; the method by which Tenant shall store and dispose of rubbish and trash shall conform to the requirements of the local board of health or applicable local governing body.

          (c) promptly comply with all present and future laws and ordinances and all rules and regulations of duly constituted governmental authority and the Board of Fire Underwriters, and any other board or fire rating organization exercising similar functions, affecting the Premises or the Shopping Center, and the cleanliness, safety, use and occupation thereof-, and subject to the provisions of Section 8.4 hereof, will not do, suffer or permit any act of omission or commission to occur in or about the Premises which will increase the insurance rate with respect to the Premises above the average rate applicable to use of the Premises as a retail store premises (for the purpose of this Section, any finding or schedule of the fire insurance rating organization or similar body having jurisdiction shall be deemed to be conclusive);

          (d) pay before delinquency (or timely file a legal contest to) any and all taxes, assessments and public charges payable during the Term levied, assessed or imposed upon Tenant's business or upon Tenant's fixtures, furniture, appliances or personal property installed or located in the Premises, or which constitute a lien upon any of the foregoing;

          (e) obey and observe (and compel its officers, employees, contractors, licensees, invitees, Concessionaires and all others doing business with it, to observe and obey) any and all reasonable rules and regulations established by Landlord at any time and from time to time during the Term for the government of the conduct and operations of Tenant and for the promotion of the safety, health, preservation of property and maintenance of good order within the Shopping Center, so long as the same be not discriminatory with respect to Tenant; but Landlord shall, except in case of emergency, give Tenant at least fifteen (15) days' notice of the establishment thereof.

          Section 14.2.  Tenant agrees that it will not at any time during the
          ------------
Term hereof:

          (a) conduct or permit in the Premises without Landlord's prior written consent (i) any fire, bankruptcy, auction, or "going out of business" sale, or
(ii) the deliberate utilization of any unethical or unlawful method of business operation;

          (b) without the express written permission of Landlord, use, or permit to be used, the sidewalk adjacent to, or other premises outside, the Premises for the sale or display of any merchandise or for any other business, occupation or undertaking, except as otherwise expressly provided in Section 3.2 of this Lease;

          (c) operate on the Premises or in any part of the Shopping Center any coin (or token) operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverages or services (including but not limited to pay-lockers; pay-toilets; scales; amusement devices; but excluding pay telephones and machines for the sale of beverages, foods, candy, cigarettes or other commodities);

          (d) use any loudspeakers, phonographs, or other devices of similar nature in such manner as to be heard outside of the Premises.

          Section 14.3.  Tenant's sign(s) shall conform to the sign criteria set
          ------------
forth on Exhibit E attached hereto and made a part hereof and shall comply with
         ---------
all applicable statutes, laws, rules and regulations. Tenant shall have the right at its sole cost and expense, to install its name sign with Tenant's standard lettering on the three (3) external facades of the Premises, subject to Landlord's prior written approval of such sign, such approval not to be unreasonably withheld. Tenant shall have the right to install its panel in the space on the existing Shopping Center pylon sign currently occupied by A & P. The size and location of Tenant's sign panel on the Pylon Sign shall be the same as A & P's, and such panel may only identify one (1) business operating in the Premises. Tenant acknowledges that Landlord has the right to remove the Pylon Sign and, and in the event Landlord elects to erect a new pylon sign to replace the Pylon Sign, Tenant shall have the right to locate its panel on such new pylon sign. Tenant shall have the right to install all signs within the interior desired by Tenant so long as same comply with all applicable laws, ordinances and codes.

                                   ARTICLE XV
                                   ----------
                                PERCENTAGE RENT
                                ---------------

          Section 15.1. (a) Tenant shall deliver to Landlord, within thirty (30)
          ------------
days after the end of each calendar month in each Lease Year of the Term, an interim statement showing separately the amount of Gross Sales for the preceding month. Simultaneously with delivery of the monthly interim statement for the final month of each quarter in a calendar year, Tenant shall pay to Landlord as the installment of Percentage Rent for such Lease Year Quarter the amount, if any as set forth in subparagraph (d) of Article I for the Lease Year through the Quarter in question, less the Minimum Rent actually paid by Tenant to Landlord in such Lease Year. In each Lease Year Quarter, Tenant is to be credited with the amount of Percentage Rent reported in prior Quarters of the subject Lease Year, so that Tenant will only pay quarterly installments of Percentage Rent on excess sales made during the immediately preceding Lease Year Quarter.

          (b) Tenant shall deliver to Landlord within thirty (30) days after the end of each Lease Year an annual statement showing Gross Sales for the Lease Year in question and also showing the amounts, if any, excluded from Gross Sales under the provisions of Section 15.2. On delivery of the annual statement, Tenant shall pay to Landlord the amount due as the installment of Percentage Rent for the last Quarter of such Lease Year. In the event that the annual statement shows any change in Gross Sales from that which was previously reported in the monthly interim statements for such Lease Year, then appropriate adjustment of the total amount due as Percentage Rent for such Lease Year will thereupon be made.

          (c) Each interim statement shall be certified to be correct by a principal executive officer of Tenant. Each annual statement shall be certified to be correct by a principal executive officer or public accountant.

          Section 15.2.  The term "Gross Sales" as used herein shall mean the
          ------------
total amount in dollars of the actual sales price, whether for cash or on credit or partly for cash and partly on credit, of all sales of merchandise and services and all other receipts of business conducted in or from the Premises, including all mail or telephone orders received or filled at the Premises, and including all deposits not refunded to purchaser, orders taken, although said orders may be filled elsewhere, and sales by any sub-lessee, concessionaire or licensee in the Premises. There shall not be deducted from such aggregate of monies received any income, excess of profit, franchise, or other taxes based upon or measured by Tenant's income and no deduction shall be allowed for uncollected or uncollectible credit accounts. Gross Sales shall not, however, include any sums collected and paid out for any sales or excise tax imposed by any duly constituted governmental authority, or money collected for charity, nor shall it include the exchange of merchandise between the stores of Tenant, if any, where such exchange of merchandise is made solely for the convenient operation of the business of Tenant, nor the amount of returns to shippers or manufacturers, nor the amount of any credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant, nor sales of fixtures, which are not a part of Tenant's stock in trade. Each and every sale made by a Concessionaire, sublessee or assignee shall be deemed to be a sale made by Tenant for the purposes of this Section; but nothing contained herein (or in any other Section of this Lease which governs the conduct or operation of any Concessionaire, sublessee or assignee or the use of any mechanical or other vending device) shall be deemed to be a consent to the occupancy of any space in the Premises by a Concessionaire, sublessee or assignee or to the use in, at or on the Premises of any mechanical or other vending device, in violation of the provisions of this Lease.

          Section 15.3. (a) Tenant shall keep and maintain (and shall cause the
          ------------
Permitted Sublessee and any Concessionaire, sublessee or assignee to keep and maintain) at all times during the Term in the Premises or at Tenant's principal corporate office full, true and accurate books of account and records from which Gross Sales for each Lease Fiscal Year can be determined (including, but not limited to, all federal, state and local tax returns of Tenant and each Concessionaire, sublessee or assignee; records of daily bank deposits of the entire receipts from transactions in, at, on or from the Premises; sales slips; daily dated cash register tapes; sales books; duplicate bank deposit slips; and bank statements;) which shall be conveniently segregated from other business matters of Tenant and each Concessionaire, sublessee or assignee. Such records with respect to any Lease Year shall be so kept and maintained for at least twenty-four (24) calendar months after the end of such Lease Year.

          (b) Landlord, by its servants, agents or employees, shall have the right at any time during regular business hours, during each Lease Year, but not more than once in any Lease Year (unless Tenant is delinquent in delivering to Landlord the interim and annual statements pursuant to Sections 15.1 (a) and (b) herein), and during the twenty-four (24) month period following each Lease Year, to spot check, inspect, verify and audit all such books and records and all other papers and files of Tenant and each Concessionaire, sublessee or assignee relating to Gross Sales for such Lease Year. Tenant and each Concessionaire shall, on request of Landlord, make all such books, records, papers and files available for such examination.

          (c) If an audit made after the end of any Lease Year by or on behalf of Landlord shows that the amount of Gross Sales stated on Tenant's annual statement for such Lease Fiscal Year was understated by an amount in excess of one percent (1%) of Gross Sales, then Tenant shall pay to Landlord the reasonable cost of such audit. Landlord's rights to have an audit made with respect to any Lease Year shall expire at the end of the twenty-four (24) month period following each Lease Year; but if at any time Landlord shall contend that fraud may exist with respect to any of Tenant's reports with respect to Gross Sales for any Lease Year, then the twenty-four (24) month inspection and audit period shall be deemed to be extended until such contention of Landlord has been finally determined and, during the extended period, Tenant shall keep all books, records, papers and files relating to Gross Sales for the Lease Year or Years in connection with which Landlord has raised contentions of fraud at the place or places set forth in this Section 15.3 and shall make same available to Landlord as provided in this Section 15.3 during the entire extended period.


                                  ARTICLE XVI
                                  -----------
                                   UTILITIES
                                   ---------

          Section 16.1.  From and after the day on which Landlord delivers the
          ------------
Premises to Tenant for Tenant's Work, Tenant shall pay to the appropriate utility provider all bills for water, gas, electricity, fuel, light, heat and power furnished to or used by Tenant on or about the Premises, and all sewerage disposal or sewerage service charges for the Premises. If any utilities are provided to the Premises by Landlord and are payable by Tenant under the terms of this Lease, such utilities shall be provided without mark-up at the same rate at which Landlord purchases the same from the utilities supplier. If Tenant does not pay the above bills, Landlord may after providing five (5) business days' written notice and opportunity for Tenant to pay such bills, pay the same, and such payment shall be additional rent for the Premises. Landlord may elect to furnish one or more utility service to Tenant, and, in such event, Tenant shall purchase such services from Landlord and shall pay, as additional rent, the charges for such services by Landlord which, in no event, shall exceed the rates which would be charged for the identical service furnished by the local public utility company. After reasonable written notice to Tenant, Landlord may discontinue furnishing any service, without obligation other than to connect the Premises to the appropriate public utility.


                                  ARTICLE XVII
                                  ------------
                               ADDITIONAL CHARGES
                               ------------------

          Section 17.1.  It is the purpose and intent of Landlord and Tenant
          ------------
that the return to Landlord under this Lease shall be absolutely net to Landlord so that the share of taxes, insurance premiums and Common Area Charges (Article XII) attributable to the Premises shall be the obligation of Tenant rather than Landlord. To the extent Tenant's share of taxes is payable to Landlord, Landlord, at Landlord's election, shall be deemed to be the agent for remitting timely payment to the appropriate taxing authorities, or Landlord may require Tenant to make its payment of taxes directly to the appropriate taxing authorities or to such other party as Landlord may designate from time to time.

          Section 17.2. (a) Tenant covenants and agrees to pay to Landlord as
          ------------
additional rental hereunder, or such other party as Landlord shall designate by written notice to Tenant, Tenant's Pro Rata Share (as defined in Article II hereof) of all real property taxes (and/or income or other forms of taxes, to the extent that such other taxes are levied in lieu of or in addition to or as substitutes for real property taxes); taxes on rents and assessments, regular or special, levied against the Premises and the Shopping Center, and all costs reasonably incurred in any proceeding brought by Landlord to reduce taxes (hereinafter referred to as "Taxes"). In any abatement of Taxes of the Shopping Center which have been previously paid during the term Tenant shall receive a pro rata share of such abatement. There shall be excluded from the foregoing all Taxes attributable to those parcels in the Shopping Center (i) not owned or ground leased by Landlord, or (ii) which are separately assessed for tax purposes and which Taxes are separately paid by the tenants or occupants of such parcels. During each Lease Year, other than the first Lease Year, Tenant shall pay to Landlord or such other party in twelve (12) equal monthly installments on the first day of each month thereof, Tenant's Pro Rata Share of estimated Taxes for such Lease Year based on the total Taxes for the preceding Lease Year (or the preceding twelve (12) months if the preceding Lease Year is less than twelve
(12) months).

          During the first Lease Year Tenant shall pay as Tenant's Pro Rata Share of Taxes on the first day of each month thereof a sum equal to an amount estimated by Landlord to be Tenant's Pro Rata Share of the Taxes for the first Lease Year divided by the number of months in such Lease Year. If the Commencement Date is other than the first day of a calendar month, then the installment of Taxes due for the first month shall be pro-rated on the basis of a thirty (30) day month.

          (b) The amount payable by Tenant for Taxes in each Lease Year, including the first Lease Year, shall be subject to adjustment at such time (during or subsequent to each Lease Year) as Landlord submits a statement to Tenant following Landlord's having ascertained the actual amount of Taxes due for each Lease Year. The adjustment, if requiring an additional payment, shall be payable by Tenant within ten (10) days after submission of the aforementioned statement by Landlord; if in favor of Tenant, the adjustment shall be credited against the next accruing monthly installments of Taxes due from Tenant. If any such statement of actual Taxes is submitted to Tenant during the Lease Year for which such statement is applicable, then the monthly installments of Taxes accruing during such Lease Year subsequent to submission of the statement shall be adjusted, based on the actual amount of Taxes due for such Lease Year.

          (c) Notwithstanding the provisions of subparagraphs (a) and (b) of this Section 17.2, Landlord may require Tenant to pay Tenant's Pro Rata Share of Taxes in lump sum payments or in other than monthly installments, if such payment is required by the taxing authorities or by Landlord's mortgagee(s).

          Section 17.3. In consideration of Landlord's agreement as contained in
          ------------
Section 8.5 hereof, Tenant covenants and agrees to pay to Landlord as Additional Rent Tenant's Pro Rata Share (as defined in Article II) of all fire and extended coverage, commercial general liability, loss of rent and any other insurance premiums payable with respect to coverage of the Premises, the Common Areas and other land and buildings in the Shopping Center which Landlord elects to maintain. During each Lease Year Tenant's Pro Rata Share of insurance premiums shall be paid in twelve (12) equal monthly installments on the first day of each month thereof, except during the first Lease Year when such payments shall be made in equal monthly installments corresponding to the number of months in such Lease Year.

                                 ARTICLE XVIII
                                 -------------
                             DEFAULTS AND REMEDIES
                             ---------------------

          Section 18.1.  If Tenant shall default (i) in the payment of any Rent,
          ------------
or any other sum or charge due to Landlord or any other party under this Lease including, without limitation, Common Area Charges and Tenant's Pro Rata Share of Taxes and insurance premiums, within five (5) days after Tenant's receipt of written notice from Landlord to Tenant of non-receipt of any such payment; or
(ii) in the full, faithful and punctual performance of any other covenant, agreement, provision or condition on the part of Tenant to be performed, for any period of time in excess of five (5) days after the same is required to have been performed under the provisions of this Lease, or (iii) except as otherwise expressly provided herein, if the Premises become vacant or deserted or if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the Premises shall be taken or occupied, or attempt made to do so, other than by Tenant; or (iv) if Tenant or any Guarantor or assignee of this Lease shall make any assignment for the benefit of creditors or be dissolved, voluntarily or involuntarily, or if a receiver or trustee of Tenant or Guarantor or any assignee of this Lease and/or its property shall be appointed in any proceedings and such appointment, if made in proceedings instituted by Tenant, Guarantor or any assignee of this Lease, shall not be vacated within ten (10) days after it has been made, or if made in proceedings instituted by other than Tenant, Guarantor or any assignee of this Lease, shall not be vacated within thirty (30) days after it has been made, then in any such event, Tenant shall forthwith pay Landlord any Rent and other sums then due to Landlord under this Lease plus all costs of collection including attorney's fees of fifteen percent (15%) of the Rent and other sums then due hereunder, and, in addition, Landlord shall have the right, at its option, without any further demand or notice, to re-enter the premises and eject all persons therefrom, using all necessary force so to do, and either:

          (a) declare the Term under this Lease to be at an end, in which event the Term shall expire, cease and so come to an end and Tenant shall immediately pay Landlord, as liquidated damages, a sum equal to the amount, if any, by which the then cash value of the total of the Rent reserved, and of the moneys, costs, charges and expenses required to be paid by Tenant under the provisions of this Lease, for the period which would otherwise have been the balance of the Term, exceeds the then cash value of the fair and reasonable rental value of the Premises for the same period, and in any such event, Tenant hereby waives the service of any notice of intention to occupy or re-enter the Premises, or to terminate the Term or to institute legal proceedings, or any other notice otherwise required by law in order to afford to Landlord the remedies hereinabove provided; or

          (b) without declaring the Term under this Lease to be at an end, re-let the Premises, or any part thereof, as the agent and for the account of Tenant, upon such terms and conditions as Landlord may deem advisable, in which event the rents (and other monies) received on such re-letting shall be applied first to the reasonable expenses of such re-letting and collection, including but not limited to, necessary renovation of the Premises, reasonable attorneys' fees, disbursements related to said attorney's fees, any real estate commissions actually paid, and thereafter toward payment of Rent and of all moneys, costs, charges and expenses due or to become due to Landlord hereunder, and if a sufficient sum shall not be thus realized to pay the total of all such expenses, Rent, and other such amounts, Tenant shall pay Landlord any deficiency monthly (notwithstanding that Landlord may have received sums in excess of the total of such expenses, Rent and other such amounts in previous or subsequent months), and Landlord may bring action(s) therefor as such monthly deficiencies shall arise.

          Any such re-entry shall be allowed by Tenant without let or hindrance and Landlord shall not be liable in damages for any such re-entry or guilty of trespass.

          For the purposes of this Section, (i) the "fair and reasonable rental value of the Premises" shall be determined on the basis of a tenant paying not only a return to a landlord for the use and occupation of the Premises, but also such monies, costs, charges and expenses as are required to be paid by Tenant under the terms of this Lease, and (ii) the term "then cash value" means the amount in question discounted to the date on which the Term comes to an end at the rate of four percent (4%) per annum, convertible quarterly.

          Section 18.2.  In the event of a default by Tenant beyond any
          ------------
applicable notice and opportunity to cure period, in connection with either
Section 18.l(a) or 18.l(b) above, Landlord is authorized to re-enter, seize and take possession of all furniture, equipment, inventory, and movable Trade Fixtures without being deemed guilty in any manner of trespassing or conversion. Landlord shall be permitted to sell the seized property at a public or private sale on thirty (30) days notice to Tenant, as payment for sums owing under this Lease.

          Section 18.3.  Any remedies specifically provided for in this Lease
          ------------
are in addition to and not exclusive of any other remedy available to Landlord.

          Section 18.4.  In the event of any breach of this Lease by Tenant,
          ------------
Landlord may (but shall not be obligated to) at any time, after ten (10) days' written notice, except in emergency situations for which no notice shall be required, cure such breach for the account and at the expense of Tenant. If Landlord at any time so elects or is compelled by any other person to cure such breach or is compelled to incur any other expense arising out of such breach by Tenant (including, without limitation, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any suits, actions or proceedings to enforce Landlord's rights under this or any other Section of this Lease or otherwise) the sum or sums so paid by Landlord, with all interest, costs and damages, shall be paid by Tenant to Landlord within five (5) days following written demand. Such expenses may be recovered in the same action or proceeding forming the basis of default.

          Section 18.5.  Any payment required to be made by Tenant under any
          ------------
provision of this Lease (other than payments of Rent provided for in Article V) not made by Tenant when and as due shall thereupon be deemed to be due and payable by Tenant to Landlord on demand along with an additional late fee of $100.00.

          Section 18.6.  Tenant hereby waives its right to plead any
          ------------
counterclaim or offset in any action or proceeding brought by Landlord against Tenant for non-payment of rent or default hereunder. This shall not, however, be construed as a waiver of Tenant's right to assert any claim in a separate action brought by Tenant.


                                  ARTICLE XIX
                                  -----------
                             SURRENDER OF PREMISES
                             ---------------------

          Section 19.1.  Tenant shall, on the last day of the Term, quit and
          ------------
surrender the Premises, broom clean, in good order, condition and repair, normal wear and tear excepted, together with all alterations, additions, improvements, equipment and fixtures which may have been made in, on, or to the Premises, except Movable Trade Fixtures installed at the sole expense of Tenant. If Landlord shall, during the period of thirty (30) days prior to the end of the Term,, notify Tenant that Landlord desires to have Tenant remove from the Premises any or all alterations, additions, improvements, equipment and fixtures which were installed by Tenant therein after Tenant received notice that Landlord reserved the right to require the improvements so installed to be removed at the end of the Term, then Tenant shall do so at Tenant's sole cost and expense, and Tenant shall repair any damages to the Premises caused by such removal.

          If the Premises be not surrendered at the end of the Term, then Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims founded on such delay made by any succeeding Occupant of the Premises or any part thereof, and Tenant shall be liable to Landlord for legal fees, costs and expenses incurred by Landlord in obtaining possession of the Premises.


                                   ARTICLE XX
                                   ----------
                                 SUBORDINATION
                                 -------------

          Section 20.1.  This Lease, at the option of Landlord, shall be subject
          ------------
and subordinate to all ground or underlying leases or subleases, including, without limitation, sale leaseback or leaseback leases to which Landlord is or may become a party as tenant or subtenant thereunder and to all mortgages, deeds of trust, deed to secure debt or conveyances for security purposes, which may now or hereafter affect the real property of which the Premises form a part, and to all renewals, replacements, modifications, consolidations and extensions of any thereof.

          Section 20.2.  Tenant, in confirmation of the subordination provided
          ------------
for in Section 20.1, shall execute and deliver promptly within fifteen (15) days following receipt, any certificate or instrument which Landlord may at any time request in connection herewith. In the event that Tenant shall fail to execute and deliver such certificate or instrument within fifteen (15) days following receipt of any written request for Tenant's execution thereof, then (a) Tenant shall be in default of this Lease and, notwithstanding the terms of Section 18.1 of this Lease, shall have only five (5) days following written notice of such default to cure same, and (b) notwithstanding any previous subordination of this Lease, Landlord, or the landlord under any ground lease or the holder of any mortgage, deed of trust, deed to secure debt or security instrument, shall have the right, by written notice to Tenant, to subordinate such ground lease or security instrument to this Lease for any period of time.

          Section 20.3.  At the option of the holder (or successor in interest)
          ------------
of any mortgage and/or deed of trust and/or ground or underlying lease, Tenant shall attorn to and recognize as Tenant's Landlord hereunder such holder or successor. Upon such attornment this Lease shall continue in full force and effect as a direct lease between Tenant and such holder or successor except that such holder or successor shall not be (i) liable for any previous act or omission by Landlord under this Lease, (ii) subject to any off-set of rent which shall thereunto have accrued to Tenant against Landlord, (iii) bound by any previous modification of this Lease not expressly provided for herein, or (iv) bound by any previous prepayment of Rent for a period greater than sixty (60) days unless such modification or prepayment shall have been expressly approved in writing by such holder or successor.

          Section 20.4.  Tenant recognizes and agrees that notwithstanding the
          ------------
subordination of this Lease to that certain Deed to Secure Debt and Security Agreement as set forth in Section 3.1 hereof, the Mortgagee, its successors or assigns, or other holders of said instrument may sell the property described therein in the manner provided in Section 2.01(iv) thereof, and thereby at the option of said Mortgagee, its successors or assigns or other holders of said instrument, sell said property subject to this Lease. Landlord hereby covenants and agrees that following Tenant's execution of this Lease and delivery to Landlord of complete plans and specifications for Tenant's proposed work in the Premises, Landlord will request a non-disturbance agreement from Landlord's current mortgagee in favor of Tenant. Tenant hereby acknowledges and agrees that Landlord shall not be under any obligation to obtain a non-disturbance agreement in favor of Tenant, nor shall delivery of a non-disturbance agreement be a condition to the obligations of Tenant hereunder. Tenant shall be responsible for all third party costs and expenses incurred by Landlord in connection with any non-disturbance agreement in favor of Tenant.

                                  ARTICLE XXI
                                  -----------
                               GENERAL PROVISIONS
                               ------------------

          Section 21.1.  Tenant, on paying the Rent and observing, performing
          ------------
and keeping all of the provisions of this Lease on its part to be observed, performed and kept, shall lawfully, peaceably and quietly have, hold and enjoy the Premises during the Term without hindrance, ejection or molestation by any person(s) lawfully claiming under Landlord, subject to the other terms and provisions of this Lease.

          Section 21.2.  Landlord shall not be deemed, in any way or for any
          ------------
purpose, to have become, by the execution of this Lease or any action taken hereunder, -a partner of Tenant in its business or otherwise or a joint venturer or a member of any joint enterprise with Tenant.

          Section 21.3.  All payments required to be made by Tenant to Landlord
          ------------
under this Lease shall be paid in lawful money of the United States and shall be paid and delivered to Landlord at Landlord's office, or at such other place as Landlord may from time to time by notice to Tenant direct. In the event that Tenant shall fail to timely make any payment required to be made by Tenant to Landlord under this Lease, then, in addition to the amount past due, Tenant shall be obligated to pay interest on such past due amount until payment in full has been received by Landlord, such interest to accrue at the rate of four percent (4%) plus the then current prime rate of interest as published by Chase Manhattan Bank at its main office in New York, New York.

          Section 21.4.  If Tenant shall hold-over after the end of the Term,
          ------------
then such holding over shall be construed as a tenancy from month-to-month, subject to all of the provisions, conditions and obligations of this Lease.

          Section 21.5.  Landlord and its designees shall have the right, upon
          ------------
twenty-four (24) hours notice (except in the event of emergency), to enter the Premises during reasonable business hours (and in emergencies at all times), (i) for any purpose connected with Landlord's rights or obligations under this Lease; and (ii) for all other lawful purposes.

          Section 21.6.  The terms and provisions of this Lease shall be binding
          ------------
upon and inure to the benefit of Landlord, its successors and assigns, and the person identified as Tenant, its heirs, administrators, executors, representatives, successors and assigns. Nothing in this Section contained shall be deemed to authorize or permit any assignment or other transfer, in whole or in part, of the interest of Tenant in violation of any of the other provisions of this Lease, but, notwithstanding anything contained herein, any person occupying the Premises or any portion thereof as a result of any such assignment or transfer so in violation of the provisions of Article XIII shall be bound by all the obligations of Tenant hereunder but shall not be entitled to any of the benefits of Tenant hereunder. Assignment of this Lease by Tenant shall not relieve Tenant of its obligations hereunder.

          Section 21.7.  (a)Tenant agrees that at any time or from time to time,
          ------------
upon ten(10) days' prior request by Landlord, it will execute, acknowledge and deliver to Landlord a statement in writing stating (1) that this Lease is unmodified and in full force and effect (of if there have been modifications, that the same is in full force and effect, with such modifications); (2) the commencement and termination date thereof, (3) that all conditions to be performed by Landlord under this Lease have been performed; (4) that there are no expenses or offsets against the Landlord, or stating those claimed by Tenant;
(5) the date to which Rent and other charges have been paid in advance, if any; and (6) such other matters requested by Landlord. Tenant's failure to deliver the above-referenced statement to Landlord within ten (10) days of request by Landlord shall be an event of default pursuant to Article XVIII of this Lease. It is intended that any such statement may be relied upon by any prospective purchaser of the fee or any leasehold, or the mortgagee, beneficiary or conveyee of any security or interest, or any assignee of any thereof, under any mortgage, deed of trust or conveyance for security purposes now or hereafter made with respect to the fee or any leasehold or other interest in the Premises.

          (b) Tenant agrees within five (5) days after request therefor to acknowledge in form satisfactory to Landlord's mortgagee, assignment of this Lease to such mortgagee.

          Section 21.8.  Landlord and Tenant warrant that they have not had any
          ------------
dealings with any realtors, brokers or agents in connection with the negotiation of this Lease other than Ruth Coan of The Shopping Center Group (the "Broker"). Landlord shall be responsible for any commission owed to the Broker in connection with this Lease in accordance with the terms of a separate agreement between Landlord and Broker. Landlord and Tenant each agree to hold the other harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing warranties with respect to brokerage commissions.

          Section 21.9.  If for any reason the Term shall not have commenced
          ------------
within five (5) years from the date hereof, then this Lease shall automatically terminate and be of no further force and effect, and thereupon neither party hereto shall have any further rights or obligation hereunder.

          Section 21.10. Subject to the provisions of Section 5.5 of this Lease,
          -------------
Tenant agrees that it will not, nor will Tenant permit anyone acting by, through or under Tenant, to bring Hazardous Materials (as defined in Section 5.5 hereof) onto the Premises (except such items as are customarily utilized in Tenant's business and in accordance with all applicable laws), and if Hazardous Materials are brought onto the Premises by Tenant or anyone acting by, through or under Tenant, Tenant shall promptly remove or remediate the same. Tenant shall defend, indemnify and hold Landlord, its officers, partners, directors, shareholders, employees or agents harmless from and against all claims, costs, liabilities, judgments, damages, fines, penalties and expenses or loss including, reasonable attorney's fees, consultant's fees and expert fees, arising out of Hazardous Materials being brought onto the Premises by Tenant or anyone acting by, through or under Tenant. Without limiting the generality of the foregoing, this indemnification shall survive the expiration of this Lease and does specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence or suspected presence of Hazardous Materials in the soil, groundwater or soil vapor on or under the Premises as the result of the acts of Tenant, its officers, agents or employees.

          Section 21.11. All notices, statements, demands, requests, consents,
          -------------
approvals, authorizations, offers or agreements hereunder by either party to the other shall be deemed to be given to the other party for the purposes of this Lease only if in writing sent by (a) nationally recognized overnight air express courier, (b) hand delivery, or (c) United States certified mail, return receipt requested, postage prepaid, and addressed to the recipient at the address appearing on the first page of this Lease. If so served or sent, any such matter shall be deemed given for all purposes hereunder upon receipt (or refusal) at the appropriate address. In the event of a postal strike or other interference with the regular delivery of mail, notices may be served in person or by telegram in lieu of certified mail.

          Section 21.12. If at any time the term Tenant shall include more than
          -------------
one person, the obligations of all such persons hereunder shall be joint and several.

          Section 21.13. Each term and provision of this Lease to be performed
          -------------
by Landlord or Tenant shall be construed to be both a covenant and a condition.

          Section 21.14. The failure of Landlord to insist in any one or more
          -------------
cases upon the performance of any of the provisions, covenants, agreements or conditions of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such provision, covenant, agreement, condition or option. Receipt by Landlord of Rent or of any other payment or the acceptance by Landlord of performance of anything required by this Lease to be performed with knowledge of the breach of a covenant shall not be deemed a waiver of such breach. No waiver of any provision, covenant, agreement or condition of this Lease shall be deemed to have been made unless expressed in writing and signed by the party against whom such waiver is charged.

          Section 21.15. This Lease may not be changed orally, but only by an
          -------------
agreement in writing signed by the party against whom enforcement of any change, modification or discharge is sought.

          Section 21.16. Tenant hereby waives any and all rights of redemption
          -------------
granted by or under any present or future laws in the event that Tenant is evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the provisions, covenants, agreements or conditions of this Lease, or otherwise.

          Section 21.17. Intentionally deleted.
          -------------

          Section 21.18. The provisions of this Section shall be applicable if
          -------------
there shall occur, during the Term of this Lease, or prior to the commencement thereof, any (i) strike(s), lockout(s) or labor dispute(s); (ii) the inability to obtain labor or materials, or reasonable substitutes therefor; (iii) acts of God, weather conditions, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty, or other conditions similar to those enumerated in this item (iii) beyond the reasonable control of the party obligated to perform; or (iv) delays due to the act or omission of the other party. If Landlord or Tenant shall, as the result of any of the above-described events, fail punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any above-described event. Notwithstanding anything herein contained, however, (a) the provisions of this Section shall not be applicable to Tenant's obligations to pay Rent or any other sums, monies, costs, charges or expenses required to be paid by Tenant hereunder, (b) with respect to Tenant's obligations under the provisions of Section 7.2, only the events described in item (iii) of the first sentence of this Section shall be deemed to be applicable for the purposes of this Section, and (c) the Commencement Date shall be as set forth in Section 4.1 hereof

          Section 21.19. As used in this Lease and when required by the context,
          -------------
each number (singular or plural) shall include all numbers, and each gender shall include all genders. The captions and headings throughout this Lease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of, or the scope or intent of, this Lease, nor in any way affect this Lease. Time is and shall be of the essence of each term and provision of this Lease. The term "person" as used herein means person, firm, association or corporation, as the case may be.

          Section 21.20. There are no oral agreements between the parties hereto
          -------------
affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.

          Section 21.21. Tenant shall not record this Lease without the written
          -------------
consent of Landlord. However, upon the request of Landlord or Tenant, the other party shall join in the execution of a memorandum of this Lease (the "Memorandum") for the purposes of recordation and either party may record same. The Memorandum she describe the parties, the Premises and the Term, and any special provisions, and shall incorporate this Lease by reference, but shall not include provisions relating to amounts of Rent or other charges payable hereunder, unless requested by Landlord. In lieu of recording a Memorandum of Lease, Tenant shall record this Lease upon the request of Landlord or Landlord's mortgagee.

          Section 21.22. With respect to any provision of this Lease which
          -------------
provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of set off, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

          Section 21.23. If any term or provision of this Lease or any portion
          -------------
of a term or provision hereof or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision or portion thereof to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease and each portion thereof shall be valid and be enforced to the fullest extent permitted by law.

          Section 21.24. Tenant agrees that Tenant will not discriminate by
          -------------
segregation or otherwise against any person or persons because of race, creed, color or national origin in furnishing or by refusing to furnish to such person or persons the use of any facility, service, privilege, accommodation and activity provided thereon.

          Section 21.25. Notwithstanding the provisions contained in Section
          -------------
18.1 or elsewhere in this Lease, in the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party reasonable attorneys' fees actually incurred in such action or proceeding.

          Section 21.26. Upon request by Tenant or any proposed equipment lessor
          -------------
or mortgagee of Tenant, Landlord hereby agrees to subordinate any statutory lien or other rights Landlord may have in and to any specific personal property, trade fixtures, inventory and equipment of Tenant from time to time located within the Premises. In such event, Landlord hereby agrees to execute such reasonable documentation as may be requested by such equipment lessor or mortgagee.


                      (Signatures Beginning on Next Page)

     IN WITNESS WHEREOF, the parties have executed this Lease under seal as of the day and year first above written.

                                          LANDLORD:

Signed, sealed and delivered in the       U.S. 41 & I 285 COMPANY, a New York
presence of:                              general partnership

                                          BY:____________________(SEAL)
__________________________                   Morton L. Olshan
Witness                                      Managing Partner

__________________________
Notary Public

My commission expires:

__________________________

                                          TENANT:

Signed, sealed and delivered in the       HARRY'S FARMERS MARKETS, INC.,
presence of:                              a Georgia corporation


__________________________                BY:_________________________
Witness                                   Name:
                                          Title:

__________________________                ATTEST:______________________
Notary Public                             Name:
                                          Title:
My commission expires:
                                                  [CORPORATE SEAL]
__________________________

                                  EXHIBIT "A"

                                  EXHIBIT "B"

                                SHOPPING CENTER


Tract I
-------

All that tract and parcel of land lying and being in Land Lot 947, 948, 979 and 980 of the 17th District, 2nd Section of Cobb County, Georgia and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the easterly Right of Way of Akers Mill Road (50' right of way) with the northerly Right of Way of U.S. Highway 41 (100' Right of Way); thence run northeasterly along said Right of Way of Akers Mill Road 210.17' to a point; thence S.80(degrees)06'40"E. 15.93' to the TRUE POINT OF BEGINNING; FROM SAID TRUE POINT OF BEGINNING AS THUS ESTABLISHED, run thence N.29(degrees)34'45"E. along Future Right of Way of Akers Mill Road 21.36' to a point; thence N.28(degrees)00'45"E. along said Future Right of Way 142.76' to a point; thence N.31(degrees)35'20"E. along said Future Right of Way 93.00' to a point; thence N.33(degrees)39'55" E. along said Future Right of Way 87.68' to a point; thence N.46(degrees)38'40"E. along said Future Right of Way 91.34' to a point- thence N.49(degrees)33'35"E. along said Future Right of Way 114.96' to a point; thence N.49(degrees)16'00"E. along said Future Right of Way 153.96' to a point; thence N.49(degrees)26'25"E. along said Future Right of Way 64.22' to a point; thence N.48(degrees)40'55"E. along said Future Right of Way 170.00' to a point; thence N.48(degrees)03'20"E. along said Future Right of Way 16.28' to a point on the Main Diversified Tract; thence S.41(degrees)56'40"E. along the Main Diversified Tract 68.33' to a point; thence S.20(degrees)51'15"W. along the Main Diversified Tract 255.00' to a point; thence S.69(degrees)08'45"E. along the Main Diversified Tract 130.00' to a point; thence S.20(degrees)51'15"W. along the Main Diversified Tract 452.00' to a point on the northerly line of the Cross Access Easement; thence N.69(degrees)08'45"W. along the Cross Access Easement 113.00' to a point; thence S.65(degrees)42'09"W. along the Cross Access Easement and Main Diversified Tract 61.03' to a point on Mall Outlet Parcel V; thence N.69(degrees)08'45"W. along said Parcel V 100.00' to a point on Mall Outlet Parcel V; thence N.80(degrees)51'30"W. along said Parcel V and Mall Outlet Parcel VI 112.30' to a point, thence S.05(degrees)46'35" W. 38.31' along said Parcel V to a point on the Standard Oil tract; thence N.80(degrees)06'40"W. along Standard Oil tract 189.07' to the point of beginning. Mall Tract "A" containing 6.29 acres.

Tract II
--------

All that tract and parcel of land lying and being in Land Lots 948, 979 and 980 of the 17th District, 2nd Section of Cobb County, Georgia and being more particularly described as follows:

Beginning at an iron pin located at the intersection of the northerly 150' right of way of U.S. Highway 41 and the westerly edge of Land Lot 979 and running thence northwesterly 114.64' along the arc of said right of way having a radius of 1,507.395' and a chord bearing and distance of N.78(degrees)40'45"W. 114.64' to a point; thence N.80(degrees)51'30"W. along the said right of way 58.05' to a point on Mall Outlet Parcel V; thence N.04(degrees)08'30"E. along said Parcel V 184.64' to a point at the common comer of Mall Tract "A" and Parcel V; thence N.65(degrees)42'09"E. along Mall Tract "A" 61.03' to a point on Mall Tract "A"; thence S.69(degrees)08'45"E. along Mall Tract "A" 113.00' to a point on Mall Tract "A", thence N.20(degrees)51'15"E. along Mall Tract "A" 452.00' to a point on Mall Tract "A"; thence N.69(degrees)08'45"W. along Mall Tract "A" 130.00' to a point on Mall Tract "A"; thence N.20(degrees)51'15"E. along Mall Tract "A" 255.00' to a point on Mall Tract "A"; thence N.41(degrees)56'40"W. along Mall Tract "A" 68.33' to a point on the 80' right of way of Akers Mill Road; thence N.48(degrees)03'20"E. along said right of way 39.00' to a point on said right of way; thence S.69(degrees)08'45"E. along Mall Tract "S" 460.23' to a point; thence S.35(degrees)12'05"E. along Mall Tract "G" 53.72' to a point; thence S.69(degrees)08'45"E. along Mall Tract "G" 55.72' to a point; thence S.20(degrees)54'10" W. along Mall Tract "G" 529.00' to a point, thence N.69(degrees)08'45"W. along Mall Tract "S" 236.36' to a point; thence S.20(degrees)51'15"W. along Mall

Tract "G" 244.85' to a point at the common comer of Mall Tract " G" and Parcel IV; thence S. 20(degrees)51'15"W. along Parcel IV 150.00' to a point on the arc of the right of way of U.S. Highway 4 1, having a: right of way of 150'; thence northwesterly 84.68' along the arc of said right of way having a radius of 1507.395' and a chord bearing and distance of N.74(degrees)53'25"W. 84.67' to the iron pin at the point of beginning. The Main Diversified Tract containing an area of 7.97 acres.

Tract III
---------

All that tract and parcel of land lying and being in Land Lots 979 and 980 of the 17th District, 2nd Section of Cobb County, Georgia and being more particularly described as follows:

Beginning at a point lying on the northern line of Land Lot 979 being located 232.35' as measured along said Land Lot line northwesterly from the comer of Land Lots 979, 980, 1013 and 1014 and running thence S.20(degrees)51'15" W. along Mall Tract "C" 985.02' to a point at the comer of Mall Tract "C" and Mall Outlet Parcel II; thence N.69(degrees)08'45"W. along Mall Outlet Parcel II and III 252.39' to a point on Mall Outlet Parcel III; thence S.64(degrees)15'10"W. along said Parcel III 50.00' to a point; thence S.04(degrees)15'10"W. along said Parcel III 130.00' to a point on the northerly line of the 150' Right of Way of U.S. Highway 41; thence northwesterly along the arc of said Right of Way 55.75' to a point on said Right of Way at the Comer of the Theatre Pylon Sign tract; thence N.04(degrees)15'10"E. along the Theatre Pylon Sigh tract and Mall Outlet Parcel IV 157.77' to a point thence N.65(degrees)08'50"W. along said Parcel IV 169.20' to a point- thence N.69(degrees)08'45"W. along said Parcel IV 120.00' to a point at the comer of said Parcel IV and the Diversified Tract; thence N.20(degrees)51'15"E. along the Diversified Tract 244.85' to a point; thence S.69(degrees)03'45" E. along the Diversified Tract 236.36' to a point; thence N.20(degrees)54'18"E. 529.00' to a point; thence N.69(degrees)08'45" W. along the Diversified Tract 55.72' to a point; thence N.35(degrees)12'05" W. along the Diversified Tract 53.72' to a point; thence N.69(degrees)08'45"W. along the Diversified Tract 460.23' to a point on the southeasterly side of the Future Easement on Akers Mill Road; thence N.48(degrees)03'20"E. along said Future Easement 47.09' to a point at the corner of said Future Easement and Mall Outlet Parcel I; thence S.69(degrees)08'45"E. along said Parcel I 430.22' to a point at the comer of said Parcel I and the property now or formerly owned by Mrs. Jane Thornton Kennedy; thence S.35(degrees)12'05"E. along said Kennedy property 75.00' to an iron pin on the northern line of Land Lot 979; thence S.89(degrees)52'30"E. along said Land Lot line 404.87' to a pin; thence S.89(degrees)53'00"E. along said Land Lot line 74.75' to the point of beginning. Mall Tract "B" containing an area of 10.44 acres.

                                  EXHIBIT "C"
                                  -----------

                         DESCRIPTION OF LANDLORD'S WORK

1. Landlord has previously provided to Tenant a copy of that certain environmental report prepared for Landlord by Cape Environmental Management, Inc., dated December 13, 1996 (the "Environmental Audit") identifying any hazardous materials and/or hazardous substances (collectively "Hazardous Materials") located within the Premises. Tenant shall be responsible for the removal of any such Hazardous Materials within the Premises as identified in the Environmental Audit as provided in the paragraph entitled Hazardous Materials on Exhibit "D" to this Lease.

2. Tenant recognizes that the Premises contains improvements described as Landlord's Work installed by Landlord or the prior occupant or both. Tenant represents that it has inspected the Premises and is not relying on any representation of Landlord or the prior occupant, and that Landlord does not represent or warrant the condition of the Premises or the improvements, and Tenant shall accept delivery of possession of the Premises in its present "as is" condition.

                                  EXHIBIT "D"

                          DESCRIPTION OF TENANTS WORK


GENERAL:

     Tenant shall at its own cost and expense be responsible for the construction necessary to complete, finish, and furnish the Premises. The work shall be performed in compliance with requirements of applicable legal statutes, governmental agencies and Fire Rating Inspection Bureau having jurisdiction in addition to the details, instructions and time periods contained in the lease.

HAZARDOUS MATERIALS:

     As part of the performance of Tenant's Work, Tenant shall cause all asbestos containing materials identified in the Environmental Audit to be removed and abated, in compliance with all applicable "Environmental Laws" (as hereinafter defined). Landlord shall, by reimbursement to Tenant, be responsible for the payment of up to Sixty Thousand and No/100 Dollars ($60,000.00) towards the removal of such asbestos containing materials, as hereinafter provided. Upon the completion of the asbestos removal and abatement from the Premises, Tenant shall submit to Landlord (a) a detailed invoice for the work performed by the abatement contractor; (b) daily logs of the Contractor's employees at the job site; (c) licensing certificates for such employees; (d) daily air monitoring information; (e) disposal certificates; and
(f) such other information as may be reasonably requested by Landlord. Within ten (10) days following Landlord's receipt of (a) through (f) above, Landlord shall pay to Tenant the amount due as reflected on the invoice, up to a maximum of $60,000.00. In the event that despite the good faith and diligent efforts of Tenant and its abatement contractor, the abatement of asbestos from the Premises takes more than thirty (30) days following the Commencement Date, Tenant shall provide Landlord with written notice thereof, including the reasonably anticipated number of additional days that will be necessary to complete the abatement of asbestos. Thereafter, Landlord and Tenant shall in good faith negotiate whether Tenant shall receive any abatement of Fixed Minimum Rent as a result of the excess time required for Tenant to complete Tenant's Work.

     As used herein, the term "Environmental Law" shall mean any current federal, state or local statutory law, rule, or regulation pertaining to protection of the environment, or environmental pollution by Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) and the Resource Conservation and Recovery Act of 1976.

D-1.  WALLS AND WALL FINISHES:

     All interior partitions, curtain walls, fascias and related work including taping and spackling of all sheetrock surfaces, other than partitions installed by Landlord.

D-2.  DOORS:

     All doors and hardware within the premises other than door(s) and hardware installed by Landlord.

D-3.  WALL AND FLOOR COVERING:

     All floor coverings, base, wall finishes, painting and decorating.

D-4.  TRADE FIXTURES:

     All furniture, furnishing, trade fixtures and related items.

D-5.  FIXTURE CONNECTIONS:

     Electrical and mechanical connection of all fixtures and equipment other than HVAC equipment installed by Landlord.

D-6.  METERS:

     All meters and/or meter pits required for utility services shall be furnished and installed by and at Tenant's expense in locations approved by Project Architect.

D-7.  ELECTRICAL SYSTEM:

     Furnishing and installation of all electric wiring and complete installation and distribution of all electrical items and related work throughout the premises other than electrical work installed by Landlord.

D-8.  HEATING, VENTILATING
      AND AIR-CONDITIONING

     (a) Tenant shall furnish and install at his expense all ventilating equipment, other than such equipment installed by Landlord, which may be required for or be incidental to the operation of his business and/or occupancy of the premises.

     (b) All HVAC equipment and items of ventilation, whether installed by Landlord or tenant, shall be operated, maintained and serviced by tenant at tenant's expense.

     (c) Should tenant desire to modify HVAC systems installed by Landlord Tenant shall obtain Landlord's written approval prior to commencing any work.

     (d) Discharge from all tenant installed exhaust fans and hoods located on roof shall be directed so as not to infiltrate the intake air of any other equipment or cause damage to roofing surfaces.

     (e) Design, location and support of all tenant installed HVAC equipment shall be subject to approval by Project Architect.

     (f) All ductwork, hoods, fans and equipment for heating, cooling, ventilating and cooking other than equipment installed by Landlord shall be furnished and installed by Tenant in accordance with standards and requirements of Southern Standard Building Code, at Tenant's expense.

D-9.  ROOF OPENINGS:

     Location of all roof openings and penetrations, other than roof openings installed by Landlord shall be subject to approval of Project Architect.
     In order to prevent the voiding of any warranty of the roof and roof elements, all roof work, including the cutting of openings, reinforcing and/or modification of roof structure, curbs flashing and resurfacing of roof surfaces to accommodate the installation of Tenant Work shall be done by a Bonded Roofing Contractor, approved or designated by Landlord, employed by Tenant at Tenant's expense in a manner which will not adversely affect Landlord's roof construction and 20 years bondable type roofing.

D-10.  PLUMBING:

     All plumbing fixtures including water waste and vent piping and connections to utility service taps other than plumbing work installed by Landlord.

D-11.  GAS:

     All gas piping required by Tenant for cooking or other purposes shall be furnished and installed by and at Tenant's expense.

D-12.  TELEPHONE SYSTEM:

     Furnishing and installing telephone service from central distribution point to premises or empty conduit installed by Landlord including all work and equipment within premises.

D-13.  FIRE PROTECTION SYSTEM:

     1) Tenant shall be responsible for all fire protection work in the premises including the maintenance and repair of sprinkler system installed by Landlord.

     2) Should Tenant desire to modify sprinkler system installed by Landlord he shall obtain Landlord's written approval, which approval shall not be unreasonably withheld or delayed, prior to commencing any work. All modification work shall be performed at Tenant's expense.

     3 Prior to commencing any modification work in premises Tenant shall submit drawings of sprinkler system to Improved Risk Mutuals for review and approval, which approval shall not be unreasonably withheld or delayed, with a copy of drawings and correspondence to landlord. Promptly following such approval, Tenant shall forward a copy of the approved drawings to Landlord.

D-14.  INCREASED UTILITY SERVICES:

     Any change required by Tenant in pipe size, conduit, taps services, etc. which are to be furnished for or to the premises in accordance with the provisions of Exhibit "C" "Landlord's Work" shall, if approved by Landlord, be performed by Landlord. Tenant shall reimburse Landlord for all costs involved in planning and performing the work.

D-15.  ADDITIONAL WORK BY TENANT

     Tenant's Work shall include such other and further work, which may be required to have ready the premises for Tenant's use and occupancy so that the premises shall have the appearance of, and be, a first class service or retail outlet.

D-16.  OPTIONAL ADDITIONAL
       WORK BY LANDLORD

     Landlord shall have the right to perform at Tenant's expense any of Tenant's Work within or applicable to premises which may affect the structural components of the building, the roof, or the general utility systems of the project. Landlord shall notify Tenant prior to commencement of any such work and Tenant shall reimburse Landlord for all costs involved in planning and performing the work.

D-17.  GENERAL WORK REQUIREMENTS:

     a) Construction shall comply with applicable statutes, ordinances, regulations, laws and codes of the governing authorities and/or agencies, including requirements of the State Fire Marshal and the Fire Rating Inspection Bureau requirements for fire insurance.

     b) All required building and other permits and fees shall be obtained and paid for by Tenant or Tenant's contractor and posted as required within the premises.

     c) Performance and/or labor and material bonds shall be obtained by Tenant from Tenant's contractors when required by Landlord.

     d) Tenant's contractor shall be required to show evidence of possessing good labor relations, and shall avoid labor disputes which will interfere with other work on the Shopping Center.

     e) Tenant's contractors shall be required to work in harmony with other contractors at the Shopping Center. Tenant's Contractors shall coordinate their work with the general project work.

     f) All unloading of construction materials and equipment shall be confined within pre-determined areas, then hand carried or wheeled to premises. Damage to sidewalks, etc. by Tenant's contractors will be charged to Tenant. All materials and equipment must be stored within the premises.

     g) Landlord's field representative shall be notified at least 48 hours prior to contractor's intent to cut roof openings. Framing of openings shall comply with Project Architect's drawings and/or Tenant's drawings heretofore approved by Landlord. Openings shall be protected with temporary weathertight covers.

     h) Landlord shall have the right to order any Tenant or Tenant's contractor who willfully violates the above requirements to cease work, and to remove himself, his equipment and his employees from the Landlord's property. Tenant's contractors must be approved by the Landlord.

     i) Upon completion of all work affecting the premises, an inspection verifying compliance with drawings and lease exhibits will be made by Landlord's representative. Copy of standard form check list will be furnished to Tenant by Landlord for confirmation and verification of completed work prior to inspection of premises by Landlord.

D-18.  PRE-CONSTRUCTION
       REQUIREMENTS:

     Prior to commencement of any work in premises, Tenant or Tenant's contractor shall furnish the following information to Landlord:

     a)  General contractor's name, business address, and phone number.

     b)  Names of all contractors, subcontractors, and materialmen.

     c)  Insurance certificates which shall include Landlord as named insured.

     d)  Copy of the building permit.

     e)  Copies of the drawings heretofore approved by Landlord's Architect.

     f)  Date for commencement of construction.

     g)  Brief construction schedule listing the major trades.

     h) Evidence of contractor's insurance as provided in D-20 and D-21 of this Lease.

D-19.  UTILITY:

Utility costs or charges for any service to the Premises shall be the responsibility of Tenant from the date Tenant takes possession of its Premises to commence Tenant's Work.

A)   1.   Landlord will provide prior to opening for business trash removal service for Tenant generated rubbish from designated collection points. Tenant is obligated to utilize this service and is responsible for breaking down boxes and placing trash in containers.

     2. The cost to Tenant for this service will be $60.00 or 40 per square foot of Gross Leasable Area in the Premises, whichever is greater. Payment is to be remitted to Landlord in advance on the first of the month after this service is initiated.

     3. Tenant shall not permit trash to accumulate within its area or arcade adjacent to its space. Should this situation develop and Landlord be forced to remove Tenant's trash, the charge will be increased. All construction debris generated by Tenant's contractors shall be removed on a weekly basis from the work areas and the site.

D-20.  INSURANCE:

Tenant's Contractor shall carry such types of insurance in such amounts as designated below and all policies including, without limitation, those hereinafter specified shall name the Landlord, its Architect, Engineer and General Contractor and such other parties designated from time to time by Landlord as additional insureds. Certificates of insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days' written notice to Landlord. Tenant shall maintain with responsible companies, licensed to do business in the State of Georgia and satisfactory to Landlord which are rated by A.M. Best Company, Inc. as "A Class XII" or better and which are otherwise satisfactory to Landlord, insurance policies naming Landlord and any mortgage of Landlord as additional named insureds, as their respective interests may appear.

D-21.  TENANT'S GENERAL CONTRACTORS AND SUBCONTRACTORS
       REQUIRED MINIMUM COVERAGES AND LIMITS OF LIABILITY:

     (a) Workman's Compensation, Employer's Liability Insurance with limits of not less than $500,000.00 or as required by state law, whichever is greater, and any insurance required by any Employee Benefit Act or other statutes applicable where the work is to be performed as will protect the Contractor and Subcontractors from any and all liability under the aforementioned acts.

     (b) Comprehensive General Liability Insurance (including Contractors Protective Liability) with a combined single limit for property damage and bodily injury of not less than $500,000.00 per occurrence. Such coverage shall include, but not be limited to, contractual liability coverage and products and completed operations coverage, which coverage shall be kept in force for on less than three (3) years.
          Such insurance shall provide for explosion, collapse, and underground property damage coverage and shall insured Landlord, its Architect, Engineer, and the General Contractor and/or Subcontractors and such other parties designated from time to time by Landlord as additional insureds, against any and all claims for personal injury, including death resulting therefrom, and damage to the property of others caused by accident and arising from its operations under the Contract and whether such operations are performed by the General Contractor, Subcontractors, or any of their Subcontractors, or by anyone directly or indirectly employed by any of them.

     (c) Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment owned, hired, and non-owned, with a minimum combined single limit of $ 1,000,000 for bodily injury and property damage. Such insurance shall insure Landlord, its Architect, Engineer, and the General Contractor and/or Subcontractors and such other parties designated from time to time by Landlord as additional insureds, against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others arising form his operations under the Contractor, Subcontractors, or any of their Subcontractors, or by anyone directly or indirectly employed by any of them.

     (d) Excess or umbrella liability insurance, with limits in excess of the limits for the coverages required in subparagraphs D-21 (a) through D-21 (c) of $5,000,000.

D-22.  TENANT'S PROTECTIVE LIABILITY INSURANCE:

     (a) Tenant shall provide Owner's Protective Liability Insurance as will insure Tenant, Landlord, its Architect, Engineer and such other parties designated from time to time by Landlord as additional insureds, against any and all liability to third parties for damage because of bodily injury liability (or death resulting therefrom) and property damage liability of others or a combination thereof which may arise form work in the completion of the Premises, and any other liability for damages which may arise from work in the completion of the Premises, and any other liability for damages which the General Contractor and/or Subcontractors are required to insure under any provisions herein. Said insurance shall be provided with a minimum combined single limit for property damage and bodily injury of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate.

D-23.  TENANT'S BUILDERS RISK INSURANCE - COMPLETED VALUE
     BUILDER'S RISK MATERIAL DAMAGE INSURANCE COVERAGE:

     (a) Tenant shall provide "Special" or "All Risk" Builders Risk Coverage on its work in the Premises as it relates to the building within which the Premises are located and within a radius of 100 feet of the Premises, naming Landlord, its Architect, Engineer, General Contractor and/or Subcontractors and such other parties designated from time to time by Landlord as additional insureds. The amount of coverage to be provided hereunder shall, be written on a 100% replacement cost basis.

                                  EXHIBIT "E"
                                  -----------

                                 SIGN CRITERIA


GENERAL:

The installation of a sign and the costs incurred shall be the responsibility of the Tenant. Sign construction is to be completed in compliance with the instructions, limitations and criteria contained in this Exhibit.

E-1 It is intended that the signing of the stores in the Shopping Center shall be developed in an imaginative and varied manner, and although previous and current signing practices of the Tenant will be considered, they will not govern signs to be installed in the Shopping Center.

E-2 Each Tenant will be required to identify its premises by a sign, such sign to be lighted each day from dusk until 11:00 p.m.

E-3 Sign drawings shall clearly show graphic as well as construction and attachment details. Full information regarding electrical requirements and brightness in foot-lamberts is to also be included.

E-4  Six (6) copies of sign drawings shall accompany store design drawings.

E-5  The wording of signs shall be limited to Tenant's Trade Name only.

E-6 Tenant will be permitted three (3) signs only to be located on each facade of Tenant's Storefront.

E-7 All signs shall have concealed attachment devices, clips, wiring, transformers, lamps, tubes and ballast, with the cabinet of such sign(s) matching the building color.

E-8 Sign letters or components shall not have exposed neon or other lamps. All light source shall be internal and concealed. Sign letters or components may be back-illuminated with lamps contained wholly within the depth of the letter. Maximum brightness in any event shall not exceed 100 foot-lamberts. Minimum brightness shall not be less than 75 foot-lamberts.

E-9 The height of sign letters or components shall not exceed 24", unless otherwise approved by Landlord, such approval not to be unreasonably withheld or delayed.

E-10 The extreme outer limits of sign letters, components, or insignia shall fall within a rectangle the length of which shall not exceed 60% of the linear distance of the front of the Premises. No part of such sign shall be closer than 18" to the side lease lines of the Premises nor closer than 6" to the top and bottom of Tenant's sign area. No part of the sign shall hang free of Tenant's sign area.

E-11 Tenant's storefront signs shall be mounted on the canopy fascia immediately in front of Tenant's leased area, and each of Tenant's other exterior signs shall be mounted in accordance with plans approved by Landlord, such approval not to be unreasonably withheld or delayed.

E-12 Signs shall not project more than 5" beyond the Premises.

E-13 Signs shall be individual channel form letters internally illuminated with a plexiglass face; the letters may also be backlet letters.

                                  EXHIBIT "F"

                         PROCEDURE FOR TENANTS DRAWINGS


GENERAL:

     All prints, drawings information and other material to be furnished by Tenant as called for hereinafter shall be addressed to Landlord, c/o Mall Properties, Inc., 654 Madison Avenue, New York, New York 1002 1.

F-1. Intentionally Deleted,
     ---------------------

F-2. Landlord's Working Drawings:
     ----------------------------

     A. Within 20 days from receipt of Landlord's drawings, Tenant shall ascertain that the information shown thereon is in accordance with the terms and conditions as described in Exhibit "C" (Landlord's Work) and shall indicate its approval of such by returning one set of drawings to Landlord bearing his signature and date.

     Should Tenant construe any of the information shown on Landlord's drawings as being contrary to the conditions of Exhibit "C" he shall indicate his objection on the drawing and return one set to Landlord. As soon as possible after the receipt of drawings from tenant, and if in agreement with the objections so noted by Tenant, Landlord shall have the drawings revised accordingly and shall resubmit two sets to Tenant for final approval. Tenant shall return one set of revised drawings to Landlord indicating its approval of such within 7 days from receipt of drawings.

F-3. Tenant's Working Drawings:
     --------------------------

     A. Within 35 days from receipt of "space layout drawings" Tenant shall submit in accordance with the requirements of this Exhibit F, six (6) complete sets of Working Drawings and Specifications to Landlord for review and approval by Landlord and Project Architect, which approval shall not be unreasonably withheld or delayed. Drawings shall show in detail the design, character and finishing of the Premises. These drawings shall contain the architectural design of the space, plans, elevations, sections, materials, finishes, and color selections which shall conform to the design criteria of the Development. The submission shall include the following information drawn to the minimum scales indicated.

          a)  Floor Plan                            1/8" Scale
          b)  Overall Sections                      1/8" Scale
          c)  Interior and Exterior Elevations      1/8" Scale
          d)  Sections of Partition Types           1/8" Scale
          e)  Details of Special Conditions         1/8" Scale
          f)  Door Schedule with Jamb
                and Head Details                  1-1/2" Scale
          g)  Electrical Plans, Schedule Detail
                and Load Summaries                  1/8" Scale
          h)  Sign Criteria, Detail and
                related Structural Supports         1/4" Scale

          i) Compliance with applicable construction codes and required fire resistance rating of tenant's construction work. In general, ceilings, partitions, column enclosures; fire stopping of concealed spaces above ceilings, and protected assemblies of all penetrations through

               U.L. rated construction. Refer to Landlord's space layout drawings for "Supplemental Tenant Information."

          j)  Proper dimensioning of Premises and all work to be installed.

          k) Location of all mechanical equipment and exhaust fans by dimensions from nearest column center lines.

          1) Location and size of all required roof opening and penetrations by dimensions from nearest column center lines, including details of structural framing and curbing around all roof openings.

          m) Plumbing fixture piping and riser diagrams including water heater if provided.

          n) Should Tenant elect to modify and/or be required to alter any of Landlord's Work as shown on Landlord's drawings to suit his physical layout or satisfy his operation and occupancy of the premises then tenant shall incorporate such modifications on his construction drawings, drawn to a suitable scale and submitted to Landlord for review and approval.

F-4. Landlord shall return one set of Tenant's Working Drawings and Specifications, as soon as possible, to the Tenant. The prints will either be marked "Approved", "Disapproved" or "Approved based on Architect's modifications". Working Drawings and Specifications that have been approved based on Architect's modifications are to be corrected and resubmitted for Landlord's final approval within seven (7) days of receipt by Tenant. Tenant shall reimburse Landlord for all costs incurred by Project Architect, to review Tenant's drawings and data, subsequent to the second review. Approval of any instance(s) by Landlord or Landlord's Project Architect shall not relieve Tenant of any of its construction obligations under this Lease nor impose any liability upon Landlord or Landlord's Architect for any deficiencies in the Working Drawings and Specifications.

F-5. Promptly upon completion of all work with respect to the Premises, Tenant shall forward to Landlord one (1) complete set of reproducible transparencies reflecting construction of the Premises as actually built, including transparencies of sprinkler layout and sign.